February 25, 2002


                           SCUDDER VARIABLE SERIES II

                    Scudder International Research Portfolio
                          Scudder New Europe Portfolio
                       Scudder Strategic Income Portfolio
                          SVS Dynamic Growth Portfolio
                     SVS Focused Large Cap Growth Portfolio


           IMPORTANT NEWS FOR SCUDDER VARIABLE SERIES II SHAREHOLDERS
                               AND CONTRACT OWNERS

         While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your Portfolio that will be the subject of a shareholder vote.


         Q & A: QUESTIONS AND ANSWERS


Q.   WHAT IS HAPPENING?

A. On December 3, 2001, Zurich Financial Services ("Zurich Financial"), the majority owner of Zurich Scudder Investments, Inc., your Portfolio's investment manager ("Scudder"), entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement,
     Deutsche  Bank will acquire  100% of Scudder,  not  including  certain U.K.
     operations, which will be retained by the Zurich Financial entities. Following this transaction (the "Transaction"), Scudder will become part of Deutsche Asset Management and will change its name.

     As a result of the sale of Scudder to Deutsche Bank, your Portfolio investment management agreement with Scudder will terminate. In order for Scudder to continue to serve as investment manager of your Portfolio, the Portfolio's shareholders must approve a new investment management agreement. The enclosed Proxy Statement gives you additional information on Deutsche Bank and the proposed new investment management agreement as well as certain other matters. You are being asked to vote on the new investment management agreement for your Portfolio as well as, a new sub-advisory agreement. The Board members of your Portfolio, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank, unanimously recommend that you vote FOR the approval of the new investment management agreement for your Portfolio and each other proposal applicable to your Portfolio.

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT MANAGEMENT AGREEMENT?

A. The Investment Company Act of 1940, which regulates mutual funds in the United States such as your Portfolio, requires a shareholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The proposed sale of Scudder to Deutsche Bank will result in such a change of control and therefore requires shareholder approval of a new investment management agreement with your Portfolio in order for Scudder to continue serving as your Portfolio's investment manager.

Q. HOW WILL THE TRANSACTION WITH DEUTSCHE BANK AFFECT ME AS A PORTFOLIO SHAREHOLDER?

A. Your portfolio will continue to be branded and marketed as a "Scudder" Fund. Your investment in your Portfolio will not change as a result of the Transaction. You will still own the same shares in the same Portfolio, and the value of your investment will not change as a result of the Transaction with Deutsche Bank. Your Portfolio's investment management agreement will still be with Scudder and the terms of the new investment management agreement are substantially identical to the terms of the current investment management agreement, except that, to the extent permissible, pursuant to the new investment management agreement, Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the aproval of the Board members of your Portfolio, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank. Scudder, though, will be combined with and integrated into Deutsche Bank's investment management organization and, as described more fully in the enclosed Proxy Statement, many of the personnel and resources of Deutsche Asset Management will be involved in managing your Portfolio.

Q. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. If shareholders do not approve the new investment management agreement and the Transaction with Deutsche Bank is completed, the current investment management agreement will terminate and your Portfolio's Board will take such action as it deems to be in the best interests of your Portfolio and its shareholders, including entering into an interim investment management agreement with Scudder. This is discussed in more detail in the enclosed Proxy Statement under "Information Concerning the Transaction and Deutsche Bank" in Proposal 1.

Q. WILL THE INVESTMENT MANAGEMENT FEE RATE BE THE SAME UPON APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. Yes, the investment management fee rate applicable to your Portfolio under the new investment management agreement is the same as that currently in effect.

Q.   HOW DOES MY PORTFOLIO'S BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the members of your Portfolio's Board, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank, unanimously recommend that you vote in favor of the new investment management agreement. The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Approval and Recommendation" and "Board Considerations" in Proposal 1.

Q. WILL MY PORTFOLIO PAY FOR THE PROXY SOLICITATION AND LEGAL COSTS ASSOCIATED WITH THIS TRANSACTION?

A. No, neither you nor your Portfolio will bear any costs associated with the proposed Transaction. Scudder has agreed to bear these costs.

Q.   HOW CAN I VOTE MY SHARES?

A. You may choose from one of the following options as described in more detail on the proxy card(s):

     o    by mail, using the enclosed proxy card(s) and return envelope;

     o    by telephone, using the toll free number on your proxy card(s);

     o    in person at the shareholder meeting.

         Voting through the Internet may be offered for your Fund, please see the enclosed proxy card(s) for more information.

Q.   WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD?

A. Because each Portfolio must vote separately, you are being sent a proxy card for each Portfolio account that you have. Please vote on all applicable proposals shown on each proxy card that you receive.

Q.   WHOM SHOULD I CALL FOR ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A.   Please  call  Georgeson   Shareholder   Communications,   your  Portfolio's
     information agent, at (866) 515-0336.

                                                               February 25, 2002

         Dear Shareholder:

         The Zurich Financial Services ("Zurich Financial") entities that currently own a majority of Zurich Scudder Investments, Inc. ("Scudder") have entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations, which will be retained by the Zurich Financial entities (the "Transaction"). Following the Transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries and will change its name. Because of the Transaction, it is necessary for the shareholders of each of the funds for which Scudder acts as investment manager, including your Portfolio, to approve a new investment management agreement in order for Scudder to continue serving as investment manager.

         The following important facts about the Transaction are outlined below:

     o The Transaction will have no effect on the number of shares you own or the value of those shares.

     o The investment management fee rate applicable to your Portfolio under the new investment management agreement is the same as that currently in effect.

     o Your Portfolio's investment management agreement will still be with Scudder, and the terms of the new investment management agreement will be substantially identical to the terms of the current investment management agreement, except for the addition of certain language that, to the extent permissible, pursuant to the new investment management agreement, Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the aproval of the Board members of your Portfolio, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank.

     o Scudder will be combined with and integrated into Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management will be involved in managing your Portfolio.

     o The members of your Portfolio's Board, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank, have
          carefully   reviewed  the  proposed   Transaction  and   unanimously
          recommend  you  vote  in  favor  of  the  new  investment   management
          agreement.

         You are also being asked to approve certain other matters that have been set forth in the Notice of Special Meeting of Shareholders.

         Please take the time to read the enclosed materials.

         The question and answer section that begins on the front cover of the Proxy Statement discusses the proposals that require shareholder approval. The Proxy Statement itself provides greater detail about the proposals, why they are being made and how they apply to your Portfolio. The Board recommends that you read the enclosed materials carefully and vote in favor of each proposal.

         To vote, simply fill out the enclosed proxy card(s) -- be sure to sign and date it -- and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time by voting through the Internet or by telephone as described on the enclosed proxy card(s). Because all of the funds for which Scudder acts as investment manager are holding shareholder meetings regarding these and other issues, you may receive more than one proxy card. If so, please vote each one.

         Your vote is very important to us. If we do not hear from you by [date], our proxy solicitor may contact you. Thank you for your response and for your continued investment with Scudder.


Respectfully,

Mark S. Casady
President

PRELIMINARY COPY

                           SCUDDER VARIABLE SERIES II

                    Scudder International Research Portfolio
                          Scudder New Europe Portfolio
                       Scudder Strategic Income Portfolio
                          SVS Dynamic Growth Portfolio
                     SVS Focused Large Cap Growth Portfolio


                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

         Please take notice that a Special Meeting of Shareholders (the "Meeting") of each portfolio listed above (each portfolio is referred to herein as a "Portfolio" and, collectively, the "Portfolios"), each a series of Scudder Variable Series II, will be held at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the Meetings:

Proposal 1:    For  each  Portfolio,  to  approve  a new  investment  management agreement for the Portfolio with [Zurich Scudder Investments, Inc.];

Proposal 2:    (For shareholders of Scudder  International  Research  Portfolio,
               Scudder  New  Europe  Portfolio  and  Scudder   Strategic  Income
               Portfolio only) to approve a new sub-advisory agreement for each Portfolio between the Portfolio's investment manager and Deutsche
               Asset Management Investment Services Limited;

Proposal 3:    (For  shareholders  of SVS  Dynamic  Growth  Portfolio  only)  to approve a new sub-advisory agreement between the Portfolio's investment manager and INVESCO Funds Group, Inc.; and

Proposal 4:    (For shareholders of SVS Focused Large Cap Growth Portfolio only)
               to approve a new sub-advisory agreement between the Portfolio's investment manager and Eagle Asset Management, Inc.

         The Board of each Portfolio recommends that shareholders vote FOR all applicable Proposals.

         The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

         Holders of record of shares of each Portfolio at the close of business on February 8, 2002 are entitled to vote at the Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held.

         In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting with respect to one or more Portfolios, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares of the concerned Portfolio present in person or by proxy at the Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote AGAINST any such adjournment those proxies to be voted against that Proposal.

                                                          By Order of the Board,


                                                                   John Millette
                                                                       Secretary
February 25, 2002


IMPORTANT - We urge you to sign and date the enclosed proxy card(s) and return it in the enclosed addressed envelope which requires no postage (or to take advantage of the electronic or telephonic voting procedures described on the proxy card(s)). Your prompt return of the enclosed proxy card(s) (or your voting by other available means) may save the necessity of further solicitations. If you wish to attend the Meeting and vote your shares in person at that time, you will still be able to do so.

PRELIMINARY COPY

                                                               February 25, 2002

                           SCUDDER VARIABLE SERIES II

                    Scudder International Research Portfolio
                          Scudder New Europe Portfolio
                       Scudder Strategic Income Portfolio
                          SVS Dynamic Growth Portfolio
                     SVS Focused Large Cap Growth Portfolio

                            222 South Riverside Plaza
                             Chicago, Illinois 60606

                                 PROXY STATEMENT

                                     General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board," the Trustees of which are referred to as the "Trustees") of Scudder Variable Series II (the "Trust") in connection with the Special Meeting of Shareholders of each portfolio listed above (each portfolio is referred to herein as a "Portfolio" and, collectively, the "Portfolios"), to be held at the offices of Zurich Scudder Investments, Inc., investment manager of each Portfolio ("Scudder" or the "Investment
Manager"), 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, or at such later time made necessary by any and all adjournments or postponements thereof (the "Meeting").

          Proposal 1 relates to the approval of a new investment management agreement for each Portfolio, Proposal 2 is only relevant to shareholders of Scudder International Research Portfolio, Scudder New Europe Portfolio and Scudder Strategic Income Portfolio and relates to the approval of a new sub-advisory agreement for each Portfolio with Deutsche Asset Management Investment Services Limited, Proposal 3 is only relevant to shareholders of SVS Dynamic Growth Portfolio and relates to the approval of a new sub-advisory agreement with INVESCO Funds Group, Inc., and Proposal 4 is only relevant to shareholders of SVS Focused Large Cap Growth Portfolio and relates to the approval of a new sub-advisory agreement with Eagle Asset Management, Inc. As discussed below, shareholder approval of Proposal 1 will have no effect upon the investment management fee rates currently in effect. The transaction is described below under "Introduction."

         Each Portfolio is available exclusively as a funding vehicle for variable life insurance policies ("VLI contracts") and variable annuity contracts ("VA contracts") offered by the separate accounts, or subaccounts thereof, of certain life insurance companies ("Participating Insurance Companies"). Individual VLI and VA contract owners are not the "shareholders" of the Portfolios. Rather, the Participating Insurance Companies and their separate accounts are the shareholders. To the extent required to be consistent with interpretations of voting requirements by the staff of the Securities and Exchange Commission, each Participating Insurance Company will offer to contract owners the opportunity to instruct it as to how it should vote shares held by it and the separate accounts on the items to be considered at the Meeting. This Proxy Statement is, therefore, furnished to contract owners entitled to give voting instructions with regard to the Portfolios. This Proxy Statement, the Notice of Special Meeting and the proxy card(s) are first being mailed to shareholders and contract owners on or about February 25, 2002 or as soon as practicable thereafter.

         The Board of each Portfolio recommends that shareholders vote FOR all Proposals. The vote required to approve these Proposals is described below under "Additional Information."

         In the descriptions of the Proposals below, for simplicity, actions are described as being taken by a Portfolio that is a series of the Trust, although all actions are actually taken by the Trust on behalf of the applicable Portfolio.

         Each Portfolio provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for a Portfolio and a copy of any more recent semi-annual report, without charge, by calling [ ] or writing the Portfolio, c/o Zurich Scudder Investments, Inc., at the address shown at the beginning of this Proxy Statement.

                           Proposal 1: Approval of New
                         Investment Management Agreement

Introduction

         Scudder acts as the investment manager to each Portfolio pursuant to an investment management agreement entered into by each Portfolio and Scudder (each, a "Current Investment Management Agreement" and collectively, the "Current Investment Management Agreements"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction." Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2001) including approximately $53 billion in open-end mutual fund assets managed in the United States.

         Consummation of the Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of each Portfolio's Current Investment Management Agreement with Scudder. As required by the 1940 Act, each of the Current Investment Management Agreements provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new investment management agreement (each, a "New Investment Management Agreement" and collectively, the "New Investment Management Agreements" and, together with the Current Investment Management Agreements, the "Investment Management Agreements") between each Portfolio and Scudder is being proposed for approval by shareholders of each Portfolio. The form of New Investment Management Agreement is attached hereto as Exhibit A. The terms of the New Investment Management Agreement for each Portfolio are substantially identical to the terms of the corresponding Current Investment Management Agreement, except for the addition of certain language that may provide more flexibility in integrating Scudder with the Deutsche Bank organization and managing the Funds going forward as discussed below under "Differences Between the Current and New Investment Management Agreements". The material terms of each Current Investment Management Agreement are described under "Description of the Current Investment Management Agreements" below.

         In the event that the Transaction does not, for any reason, occur, each Current Investment Management Agreement will continue in effect in accordance with its terms.

         The information set forth in this Proxy Statement and any accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Trust by Zurich Financial and Deutsche Bank.

Board Approval and Recommendation

         On February 4, 2002, the Board of the Trust, including each Trustee who is not an "interested person" (an "Interested Person") of the Investment Manager, Deutsche Bank or of the Trust within the meaning of the 1940 Act (each is referred to as a "Non-interested Trustee"), voted unanimously to approve the New Investment Management Agreements and to recommend their approval to shareholders.

         For information about the Board deliberations and the reasons for their recommendation, please see "Board Considerations" below.

         The Board of the Trust unanimously recommends that its shareholders vote in favor of the approval of the New Investment Management Agreement for each Portfolio.

Information Concerning the Transaction and Deutsche Bank

Description of the Transaction

         On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion. Following this Transaction, Scudder will change its name and it will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management.

         The Transaction will take place in three steps:

          o First, in a merger pursuant to a separate Merger Agreement, the Zurich Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

          o Second, Scudder will transfer its ownership interest in Threadneedle Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

          o Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

         In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Investment Manager."

         As discussed in the "Introduction" above, under the 1940 Act, the Transaction will cause all the current investment management agreements with registered funds managed by Scudder to terminate automatically. Client consents also will be required for the continuation of other Scudder advisory agreements. If a New Investment Management Agreement is not approved by a Portfolio's shareholders, the Current Investment Management Agreement would terminate upon completion of the acquisition of Scudder by Deutsche Bank. If such a termination were to occur, the Board of the affected Portfolio would make such arrangements for the management of that Portfolio's investments as it deems appropriate and in the best interests of that Portfolio and its shareholders.

          The Transaction by which Deutsche Bank intends to acquire Scudder is subject to a number of conditions that are contained in the Transaction
Agreement, including the approval of clients, including the Portfolios, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct in all material respects; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close on or about April [ ], 2002.

         Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," above.

         Appendix 1 provides information regarding Scudder's current business, including its stockholders, directors and officers.

Deutsche Bank

          Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to [ ] U.S. Mutual Funds, which in the aggregate have $[ ] in assets.

          Deutsche Asset Management is comprised of several entities that are separately incorporated and registered as investment advisers. As proposed, Scudder will for the immediate future remain a separate entity within the Deutsche Asset Management group. Deutsche Bank intends to utilize a dual employee structure to integrate Scudder into Deutsche Asset Management. Deutsche Bank has guaranteed the obligations of each of its subsidiaries that has a contractual relationship with the Portfolio, which, following the Transaction, will include Scudder.

         As discussed above, following the Transaction, Scudder will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that point, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will be Chairman of Deutsche Asset Management, will join the existing Deutsche Asset Management Global Executive Committee and will become a member of the PCAM Americas Region leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder.

          Following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank.

Board Considerations

         On April 27, 2001, Zurich Financial announced its intent to seek a strategic transaction involving its majority owned subsidiary, Scudder. Over the course of the following months, the Non-interested Trustees met numerous times by themselves, with their legal counsel and with senior Scudder and Zurich Financial personnel to discuss Scudder's organizational structure, expectations with respect to potential transactions and the potential benefits and risks to the Portfolios and other Funds managed by Scudder and their shareholders from a strategic transaction. The Non-interested Trustees identified a list of basic principles, which they believed should serve as the foundation for their review of the organizational, operational and strategic issues involved with any potential change in control of Scudder. These basic principles were communicated to Scudder and were intended to be shared with any potential strategic partner.

         On September 23, 2001, Zurich Financial and Deutsche Bank entered into a "heads of agreement" whereby Deutsche Bank agreed, subject to a number of contingencies (including the execution of a definitive transaction agreement), to acquire 100% of Scudder (not including certain of Scudder's UK operations) from Zurich Financial. At a meeting on September 24, 2001, the Trustees met with senior Scudder and Deutsche Bank personnel to discuss the proposed acquisition of Scudder by Deutsche Bank, the general corporate structure of Deutsche Bank, the background of certain key employees of Deutsche Bank and Scudder's views on the proposed acquisition.

         As part of their due diligence, the Non-interested Trustees separately discussed items they wanted to raise with Deutsche Bank and Scudder in connection with the proposed transaction and directed their counsel to create lists of issues for discussion, which were provided to Scudder and Deutsche Bank. In addition, the Non-interested Trustees engaged various consultants to help them evaluate the proposed transaction.

          On October 9, 2001, the Non-interested Trustees met with the chief executive officer of Deutsche Asset Management, to discuss the proposed acquisition of Scudder, Deutsche Bank's strategic views of the mutual fund business and Deutsche Bank's proposed strategy for managing the Portfolios and other Funds managed by Scudder.

          On December 3, 2001, Zurich Financial and Deutsche Bank signed a definitive agreement finalizing Deutsche Bank's agreement to acquire Scudder in accordance with the "heads of agreement." Thereafter, on many occasions, the Non-interested Trustees were given extensive information about the Transaction, and Scudder and Deutsche Bank responded to numerous issues and questions raised by the Non-interested Trustees. The Non-interested Trustees met many times between December 3, 2001 and February 4, 2002 by themselves and with legal counsel to discuss the Transaction and Deutsche Bank's and Scudder's responses to their issues lists and questions. They carefully reviewed the materials presented by Deutsche Bank and Scudder and met with many senior Deutsche Bank and Scudder personnel, including a meeting on January 14, 2002 with certain members of the Group Executive Committee of Deutsche Bank.

          Throughout the process, the Non-interested Trustees had the assistance of legal counsel, who advised them on, among other things, their duties and obligations. As a result of their review and consideration of the Transaction and the proposed New Investment Management Agreements, at a meeting on February 4, 2002, the Board of the Trust voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders of each Portfolio for their approval.

         In  connection  with  its  review,   the  Board  obtained   substantial
information regarding: the management, financial position and business of Deutsche Bank; the history of Deutsche Bank's business and operations; the investment performance of the investment companies advised by Deutsche Asset Management; the proposed structure, operations and investment processes of the combined investment management organization after the Transaction; and the future plans of Deutsche Bank and Scudder with respect to Scudder's affiliated entities and the Portfolios. The Board also received information regarding the terms of the Transaction, anticipated management of the combined organization, the resources that Deutsche Bank intends to bring to the combined organization and the process being followed by Deutsche Bank and Scudder to integrate their organizations. The Board also reviewed current and pro forma staffing and financial information for the combined organization, along with Deutsche Bank's plans to reduce its expenses through reduction of organizational redundancies and the achievement of synergies and efficiencies. Deutsche Bank represented that although it expects to achieve significant savings over the combined stand-alone expense bases for the Deutsche Asset Management and Scudder organizations, it will be able to spend more than Scudder spent independently, and that Deutsche Bank's expense savings could be achieved without adversely affecting the Portfolios.

         In responding to the Non-interested Trustees' inquiries, Deutsche Bank identified as one of its main goals the maximization of value for the Portfolios' shareholders and for the shareholders of other funds managed by Scudder through its efforts to deliver superior investment performance, distinctive shareholder service experiences and competitive expense ratios.

         Deutsche Bank identified as one of the key focuses of the Transaction the creation of a single disciplined, globally integrated investment management organization combining the strengths of the various investment advisory entities that comprise Deutsche Asset Management and Scudder. The Non-interested Trustees met with the chief global investment officer of the proposed combined organization, who articulated Deutsche Bank's plan to create a global research-centric investment management organization. He informed the Trustees that Deutsche Bank intended to streamline and upgrade the combined organization's portfolio management teams, while providing them with improved portfolio analytics and tools, and implementing close management oversight. He said that all investment personnel for the combined organization, with some exceptions for specialized fixed-income and international equity products, will be located in New York.

          The Board considered that Deutsche Bank proposed a new chief global investment officer and other significant personnel changes for Scudder. The Board also considered that, for a number of funds managed by Scudder, Deutsche Bank intended to change the Funds' portfolio managers after consummation of the Transaction. See Appendix 2 for a list of proposed portfolio manager changes effecting the Portfolios. The Board considered the experience and track records of identified senior investment personnel that would be part of the combined investment management organization. The Board also considered the proposed structure of the combined trading platform, including the use of brokerage commissions to generate "soft dollars" to pay for research-related services and proposed policies, procedures and practices with respect to trading with Deutsche Bank and its affiliates.

         The Board considered Deutsche Bank's plans for distribution and marketing, shareholder servicing, and investment operations, accounting and administration. The Board noted that Deutsche Bank represented that it expected the management teams and personnel currently providing these services to the Portfolios, and the systems currently used by them to support these functions, to remain largely in place.

         In connection with its deliberations, the Board obtained certain assurances from Deutsche Bank, including the following:

         o        Deutsche Bank has provided the Board with such  information as
                  is  reasonably   necessary  to  evaluate  the  New  Investment
                  Management Agreements.

         o Deutsche Bank's acquisition of Scudder enhances its core focus of expanding its global asset management business. With that focus, Deutsche Bank will devote to Scudder and its affairs the attention and resources designed to provide for each Portfolio top quality investment management, shareholder, administrative and product distribution services.

         o The Transaction is not expected to result in any adverse change in the investment management or operations of the Portfolios; and Deutsche Bank does not anticipate making any material change in the manner in which investment advisory services or other services are rendered to each Portfolio which has the potential to have a material adverse effect upon any Portfolio.

         o Deutsche Bank is committed to the continuance, without interruption, of services to the Portfolios of at least the type and quality currently provided by Scudder and its affiliates, or superior thereto.

         o In order to retain and attract key personnel, Deutsche Bank intends to maintain overall compensation and performance incentive policies and practices at market levels or better.

         o Deutsche Bank intends to maintain the distinct brand quality of the funds managed by Scudder and is committed to strengthening and enhancing the brand and the intermediary distribution channels.

         o Deutsche Bank will promptly advise the Board of decisions materially affecting the Deutsche Bank organization as they relate to the Portfolios. Deutsche Bank has represented to the Board that neither this, nor any of the other above commitments, will be altered by Deutsche Bank without the Board's prior consideration.

          Deutsche Bank and Zurich Financial each assured the Board that they intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be Interested Persons of such investment adviser. The composition of the Board of each Portfolio is in compliance with this provision of Section 15(f). Upon consummation of the Transaction, it is expected that Linda C. Coughlin, currently an Interested Trustee of the Board, will resign from the Board and that a senior executive of Deutsche Bank will be appointed by the Board of each Portfolio to fill the vacancy created by Ms. Coughlin's resignation. In addition, after careful review and consideration, the Non-interested Trustees of the Board determine that it would be in the best interests of the Portfolio to add to the Board an additional individual who currently acts as a non-interested board member of certain funds managed by Deutsche Asset Management. Deutsche Bank believes and the Board members of each Portfolio agreed that these changes in the Board composition will facilitate the integration of Scudder into Deutsche Asset Management by providing perspective and insight relating to experience working with the Deutsche Bank organization. The Nominating and Governance Committee intends to consider a number of candidates and, as a result, the Non-interested Trustees expect to appoint an additional Board member from those candidates who currently act as non-interested board members of Funds managed by Deutsche Asset Management. If reconstituted as proposed, the Board of each Portfolio will continue to be in compliance with Section 15(f).

         To meet the second condition of Section 15(F), an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction, whereby the investment adviser, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

         Deutsche Bank and Zurich Financial are not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on any Portfolio as a result of the Transaction. Deutsche Bank and Zurich Financial have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on any Portfolio in connection with the Transaction. In furtherance thereof, Scudder has undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the Meeting of, the Portfolios' shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Portfolios and the Non-interested Trustees. In addition, because it is possible that the Board of each Portfolio may hold a series of special Board meetings following the closing of the Transaction in order to facilitate the integration of the management of the Portfolios into Deutsche Asset Management, Scudder has undertaken to waive or reimburse each Portfolio a portion of its management fee payable during the first year following the closing of the Transaction to ensure that the expenses associated with such meetings would not be borne by the Portfolios. Furthermore, Deutsche Bank has agreed to indemnify each Portfolio and the Non-interested Trustees for and against any liability and expenses based upon any misstatements and omissions by Deutsche Bank to the Non-interested Trustees in connection with their consideration of the Transaction.

         The Board noted that, in previously approving the continuation of the Current Investment Management Agreements, the Board had considered numerous factors, including the nature and quality of services provided by Scudder; investment performance, both of the Portfolios themselves and relative to appropriate peer groups and one or a combination of market indices; investment management fees, expense ratios and asset sizes of the Portfolios and relative peer groups; Scudder's profitability from managing the Portfolios; fall-out benefits to Scudder from its relationship to the Portfolios, including revenues derived from services provided to the Portfolios by affiliates of Scudder; and the potential benefits to Scudder, the Portfolios and their shareholders of receiving research services from broker/dealer firms in connection with the allocation of portfolio transactions to such firms.

          In addition, in considering whether to approve the New Investment Management Agreement for each Portfolio (the terms of which are substantially identical to the terms of the Current Investment Management Agreement for each Portfolio except as described below under "Differences Between the Current and New Investment Management Agreements"), each Board considered the potential benefit to the Portfolios of providing the Investment Manager more flexibility in structuring portfolio management services for each Portfolio. Each Board recognized that it may be beneficial to the Portfolios to allow the Investment Manager to take advantage of the strengths of other entities within the Deutsche Bank organization by permitting the Investment Manager to delegate certain portfolio management services to such entities, and to do so, to the extent permissible, without incurring the expense of obtaining further shareholder approval. In addition, the Board considered that (i) any restructuring of the provision of portfolio management services provided to the Portfolios would require the prior approval of a majority of the members of a Portfolio's Board, including a majority of the Non-interested Trustees; and (ii) the management expenses incurred by the Portfolios would not be affected by any action taken to delegate services to other Deutsche Bank entities in reliance on the New Investment Management Agreements because any fees paid to a sub-adviser would be paid by the Investment Manager and not by the Portfolios. Scudder will retain full responsibility for the actions of any such sub-advisers.

         As a result of their review and consideration of the Transaction and the New Investment Management Agreements, at its meeting on February 4, 2002, the Board of each Portfolio, including the Non-interested Trustees of each Portfolio, voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders for their approval.

Transfer Agent, Shareholder Service Agent and Principal Underwriter

         Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, computes net asset value for each Portfolio. State Street Bank and Trust Company ("SSB") is the transfer and dividend-paying agent for each Portfolio. [Scudder Trust Company ("STC"), an affiliate of Scudder, provides subaccounting and recordkeeping services for shareholder accounts in certain retirement and employee benefit plans.] Scudder Distributors, Inc. ("SDI"), 222 South Riverside Plaza, Chicago, Illinois 60606-5808, a subsidiary of Scudder, is the principal underwriter and distributor for shares of each Portfolio and acts as agent of each Portfolio in the sale of its shares. Appendix 3 sets forth for each Portfolio the fees paid to SFAC[,] [STC,] and SDI during the last fiscal year of each Portfolio.

          [SFAC, SSB, [STC,] and SDI will continue to provide fund accounting, transfer agency, subaccounting and recordkeeping, and underwriting, administrative and distribution services, respectively, to the Portfolios, as described above, under the current arrangements if the New Investment Management Agreements are approved. In addition, in light of the fact that the agreements with SDI will, by their terms, terminate upon the closing of the Transaction, at a meeting on February 4, 2002, the Board has unanimously approved the continuation of these agreements following the closing of the Transaction. As such, SDI will continue to provide administrative, underwriting and distribution services under the current arrangements if the New Investment Management Agreements are approved. All expenses related to the provision of these services, with the exception of the Rule 12b-1 distribution fee and shareholder services fee paid by the Portfolios to SDI as described above, is provided to the Portfolios in exchange for a unitary administrative fee, as described below.]

         Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised by Scudder that have similar investment objectives to any of the Portfolios. (See Appendix 4 for information regarding the management fee rate, net assets and aggregate management fee paid for each Portfolio.)

Brokerage Commissions on Portfolio Transactions

          Scudder places orders for portfolio transactions on behalf of the Portfolios with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder may place such orders with brokers and dealers who supply brokerage and research services to Scudder or a Portfolio. The term "research services" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. In selecting brokers and dealers with which to place portfolio transactions for a Portfolio, Scudder may consider sales of shares of the Portfolios and of any funds managed by Scudder. The placement of portfolio transactions is supervised by Scudder. Following the closing of the Transaction, it is expected that Scudder's trading system and related brokerage policies will be conformed to those of Deutsche Bank. [Deutsche Bank has represented that its policies are similar in all material respects to those of Scudder, and that it does not expect that the types and levels of portfolio transactions/placements will materially differ from those of Scudder in the past.]

Description of the Current Investment Management Agreements

         General. Under each Current Investment Management Agreement, Scudder provides each Portfolio with continuing investment management services. The Investment Manager also determines which securities shall be purchased, held or sold, and what portion of each Portfolio's assets shall be held uninvested, subject to the Trust's Declaration of Trust, By-Laws, the investment objectives, policies and restrictions set forth in each Portfolio's registration statement, the provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), and such policies and instructions as the Trustees may determine.

         Investment Manager's Responsibilities. Each Current Investment Management Agreement states that the Investment Manager will provide portfolio management services, place portfolio transactions in accordance with policies expressed in each Portfolio's registration statement, pay each Portfolio's office rent, render significant administrative services on behalf of each Portfolio (not otherwise provided by third parties) necessary for each Portfolio's operating as an open-end investment company including, but not limited to, preparing reports to and meeting materials for the Trust's Board and reports and notices to Portfolio shareholders; supervising, negotiating contractual arrangements with, and to the extent appropriate, monitoring the performance of various third-party and affiliated service providers to each Portfolio (such as each Portfolio's transfer and pricing agents, fund accounting agents, custodians, accountants and others) and other persons in any capacity deemed necessary or desirable to Portfolio operations; preparing and making filings with the Securities and Exchange Commission (the "SEC" or the "Commission") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the registration statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by each Portfolio's transfer agent; assisting in the preparation and filing of each Portfolio's federal, state and local tax returns; preparing and filing each Portfolio's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters;
monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of shares of each Portfolio under applicable federal and state securities laws; maintaining or causing to be maintained for each Portfolio all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by each Portfolio's custodian or other agents of each Portfolio; assisting in establishing accounting policies of each Portfolio; assisting in the resolution of accounting issues that may arise with respect to each Portfolio's operations and consulting with each Portfolio's independent accountants, legal counsel and other agents as necessary in connection therewith; establishing and monitoring each Portfolio's operating expense budgets; reviewing each Portfolio's bills; processing the payment of bills that have been approved by an authorized person; assisting each Portfolio in determining the amount of dividends and distributions available to be paid by each Portfolio to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust, as it may reasonably request, in the conduct of each applicable Portfolio's business, subject to the direction and control of the Trust's Board.

         Portfolio Expenses. Under each Current Investment Management Agreement, each Portfolio is responsible for other expenses, such as organizational expenses (including out-of-pocket expenses, but excluding the Investment Manager's overhead or employee costs); brokers' commissions or other costs of acquiring or disposing of any portfolio securities of each Portfolio; legal, auditing and accounting expenses; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; taxes and governmental fees; the fees and expenses of each Portfolio's transfer agent; expenses of preparing share certificates and any other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of shares; the expenses of and fees for registering or qualifying securities for sale; compensation and expenses of Non-interested Trustees; the cost of printing and distributing reports, notices and dividends to current shareholders; the fees and expenses of each Portfolios' accounting agent for which each of the Portfolios is responsible pursuant to the applicable Fund Accounting Services Agreement; and the fees and expenses of each Portfolio's custodians, subcustodians, dividend disbursing agents and registrars. Each Portfolio may arrange to have third parties assume all or part of the expenses of sale, underwriting and distribution of shares of that Portfolio. Each Portfolio is also responsible for expenses of shareholders' and other meetings, the cost of responding to shareholders' inquiries, and its expenses incurred in connection with litigation, proceedings and claims and the legal obligation it may have to indemnify officers and Trustees of the Trust with respect thereto. Each Portfolio is also responsible for the maintenance of books and records which are required to be maintained by each Portfolio's custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; any fees, dues and expenses incurred by each Portfolio in connection with membership in investment company trade organizations;
expenses of printing and mailing prospectuses and statements of additional information of each Portfolio and supplements thereto to current shareholders; costs of stationery; fees payable to the Investment Manager; expenses relating to investor and public relations; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of each Portfolio's portfolio securities; and other expenses.

         Expenses Paid by the Investment Manager. The Investment Manager is responsible for the payment of the compensation and expenses of all Trustees, officers and executive employees of the Trust (including each Portfolio's share of payroll taxes) who are affiliated with the Investment Manager and making available, without expense to each Portfolio, the services of such Trustees, officers and employees as may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. Each Portfolio is responsible for the compensation and the fees and expenses (specifically including travel expenses relating to Portfolio business) of Trustees, officers and employees not affiliated with the Investment Manager. Under each Current Investment Management Agreement, the Investment Manager also pays each Portfolio's share of payroll taxes, as well as expenses, such as travel expenses (or an appropriate portion thereof), of Trustees and officers of the Trust who are directors, officers or employees of the Investment Manager. During each Portfolio's most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the Investment Manager), was paid or became payable by the Trust to any of its officers or Trustees who were affiliated with the Investment Manager.

         Compensation Paid to the Investment Manager. In return for the services provided by Scudder as investment manager, and the expenses it assumes under each Current Investment Management Agreement, each Portfolio pays the Investment Manager a management fee which is accrued daily and payable monthly. The management fee rate for each Portfolio is set forth in Appendix 4.

         Liability of the Investment Manager. Each Current Investment Management Agreement further provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio in connection with matters to which such Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under such Agreement.

         Termination of the Agreement. Each Current Investment Management Agreement may be terminated without penalty upon sixty (60) days' written notice by either party. Each Portfolio may agree to terminate its Current Investment Management Agreement either by the vote of a majority of the outstanding voting securities of the Portfolio or by a vote of the Board. In addition, each Current Investment Management Agreement may also be terminated at any time without penalty by the vote of a majority of the outstanding voting securities of the Portfolio or by a vote of the Board if a court establishes that the Investment Manager or any of its officers or directors has taken any action resulting in a breach of the Investment Manager's covenants under the Investment Management Agreement. As stated above, each Current Investment Management Agreement automatically terminates in the event of its assignment.

Additional Information About the Current Agreements

         The date of each Current Investment Management Agreement, the date when each Current Investment Management Agreement was last approved by the Trustees and the shareholders of each Portfolio and the date to which each Current Investment Management Agreement was last continued is included in Appendix 5.

The New Investment Management Agreements

          The New Investment Management Agreement for each Portfolio will be dated as of the date of the consummation of the Transaction, which is expected to occur in the first half of 2002. Each New Investment Management Agreement will be in effect for an initial term ending on September 30, 2002 (the same term as would apply under the corresponding Current Investment Management Agreement but for the Transaction), and may be continued thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" (as defined below under "Additional Information") of each Portfolio, or by the Board and, in either event, the vote of a majority of the Non-interested Trustees, cast in person at a meeting called for such purpose. In the event that shareholders of a Portfolio do not approve the New Investment Management Agreement, the Current Investment Management Agreement will terminate if the Transaction is consummated. In such event, the Board of the Trust will take such action, if any, as it deems to be in the best interests of the Portfolio and its shareholders, including (without limitation) re-submitting this Proposal for shareholder approval or entering into an interim investment management agreement with Scudder. In the event the Transaction is not consummated, Scudder will continue to provide services to each Portfolio in accordance with the terms of each Current Investment Management Agreement for such periods as may be approved at least annually by the Board, including a majority of the Non-interested Trustees.

Differences Between the Current and New Investment Management Agreements

         The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that each New Investment Management Agreement would authorize the Investment Manager to delegate certain portfolio management services with respect to all or a portion of the assets of the Portfolio to any advisory entity that the Investment Manager controls, is controlled by, or is under common control with, to the extent permissible by law, and to establish the fees to be paid for such services, provided that the Investment Manager obtains the prior approval of a majority of the members of the Portfolio's Board of Trustees, including a majority of the Non-interested Trustees. Shareholders of a Portfolio affected by any such delegation would receive prompt notice of this change following approval by the Board. The management fee rate paid by the Portfolio would not change as a result of any such delegation; all fees paid to the sub-adviser would be paid by the Investment Manager. The Investment Manager will retain full responsibility for the actions of any such sub-advisers.

         The investment management fee rates paid by the Portfolios under the New Investment Management Agreements are the same as those currently in effect.

The Trustees of the Trust  unanimously   recommend  that of each Portfolio vote
FOR the approval of a New Investment Management Agreement for that Portfolio.


            Proposal 2: Approval of New Sub-Advisory Agreements with
      Deutsche Asset Management Investment Services Limited with Respect to
          Scudder International Research Portfolio, Scudder New Europe
                Portfolio and Scudder Strategic Income Portfolio

         Scudder has proposed  entering into a sub-advisory  agreement  (each, a
"Sub-Advisory Agreement"), on behalf of Scudder International Research Portfolio, Scudder New Europe Portfolio and Scudder Strategic Income Portfolio (each, a "Portfolio"), respectively, with Deutsche Asset Management Investment Services Limited ("DeAMIS") pursuant to which DeAMIS would furnish information, investment recommendations, advice and assistance to Scudder. Each Sub-Advisory Agreement was unanimously approved by the Board of Trustees, including each Non-interested Trustee, at a meeting held on February 4, 2002. The form of the New Sub-Advisory Agreement is attached hereto as Exhibit C. The description is qualified in its entirety by reference to Exhibit C.

         It is anticipated that following the closing of the Transaction, the portfolio management teams that are responsible for managing all or a portion of the Portfolios' assets will transition from the United States to London and will become employees of DeAMIS. It is expected that this transition will allow the portfolio management teams to access the global reach of Deutsche Asset Management more effectively.

         Following the closing of the Transaction, a certain amount of time will be necessary to permit Scudder and Deutsche Asset Management to prepare and institute the necessary arrangements for the portfolio managers to transition to DeAMIS. As such, the Sub-Advisory Agreements will go into effect at different times following the closing of the Transaction (and in any case not more than two years following such date) upon the approval of the Board and its Non-interested Trustees. In addition, the fees to be paid to DeAMIS will at that time be determined, again upon the approval of the Board and its Non-interested Trustees. Any such fees payable under the Sub-Advisory Agreements are paid by Scudder and have no effect on management fees paid by the Portfolio to Scudder pursuant to the Investment Management Agreements. In no case will the investment management fees paid to DeAMIS by Scudder be greater than those paid by the Portfolios to Scudder pursuant to the Investment Management Agreements.

         Each Sub-Advisory Agreement as unanimously approved by the Board is now being submitted for approval by the shareholders of each Portfolio. If it is approved by the shareholders of each Portfolio, the Sub-Advisory Agreement relating to a Portfolio would continue in effect until [September 30, 2002] unless earlier terminated, and will continue from year to year thereafter, subject to approval annually by the Board or by a Majority Vote of the outstanding shares of that Portfolio, and also, in either event, approval by a majority of the Non-Interested Trustees at a meeting called for the purpose of voting on such approval. If the shareholders of a Portfolio should fail to approve the Sub-Advisory Agreement, the Board shall consider appropriate action with respect to such non-approval of the Sub-Advisory Agreement.

Board Considerations

          On February [ ], 2002, the Board, including the Non-interested Directors, of each Portfolio unanimously voted to approve the New Sub-Advisory Agreement proposed by Scudder and to recommend their approval to the shareholders of each Portfolio.

         [In considering whether to approve the New Sub-Advisory Agreements, the Board considered similar factors to those it considered in approving the New Investment Management Agreements, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) In addition, the Board considered the recommendation of Scudder and various information and materials provided by each of Scudder and DeAMIS. The Board also considered that approval of the Sub-Advisory Agreements would not result in significant changes to the portfolio management teams responsible for the Portfolios. As discussed above, the Sub-Advisory Agreements will allow the portfolio managers to integrate with DeAMIS' London facilities. Furthermore, the Boards considered that approval of the Sub-Advisory Agreements would not effect management fees paid by the Portfolios.]

         [The  Board  was  appraised  that  the  deferral  in  implementing  the
Sub-Advisory Agreements is needed to permit Scudder and Deutsche Asset Management a sufficient amount of time (which may vary for different Portfolios) to plan, prepare and institute the necessary arrangements for the transition of portfolio management teams to DeAMIS. Scudder also emphasized to the Board that the Sub-Advisory Agreements would be implemented only upon the approval of the applicable Portfolio's Non-interested Trustees based on information they then deemed adequate and necessary to consider these arrangements, including fee arrangements.]

          The Board unanimously recommends that shareholders of each Portfolio vote in favor of the approval of the New Sub-Advisory Agreement.

Description of the Sub-Advisory Agreements

         Under each Sub-Advisory Agreement, DeAMIS will provide sub-advisory services relating to the management of the particular Portfolio's assets, including developing, recommending and implementing an investment program and strategy for the Portfolio, providing research and analysis relative to the investment program and investments of the Portfolio, determining which securities should be purchased and sold and monitoring on a continuing basis the performance of the portfolio securities of the Portfolio to meet its stated investment objective and placing orders for execution of the Portfolio's portfolio transactions. DeAMIS is required to provide reports upon request on portfolio transactions and reports on assets held in a Portfolio and will also inform Scudder, the officers of the Trust and the Trustees on a current basis of changes in investment strategy or tactics or any other developments materially affecting a Portfolio.

         Pursuant to each Sub-Advisory Agreement, DeAMIS, at its expense, will furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under the Agreement. Also pursuant to each Sub-Advisory Agreement, Scudder, the applicable Portfolio and the Trust will assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by DeAMIS pursuant to the agreement. DeAMIS will pay its own organizational, operational and business expenses but will not be obligated to pay any expenses of Scudder, the Trust, or the applicable Portfolio.

          As noted above, the sub-advisory fee payable under each Sub-Advisory Agreement would be paid by the Investment Manager, not the Portfolios, and will be set, and may vary from time to time thereafter, subject to the approval of the applicable Portfolio's Board, including a majority of its Non-interested Trustees.

         Each Sub-Advisory Agreement provides that DeAMIS shall not be liable for any error of judgment or law or for any loss suffered by the Trust, the Portfolios or Scudder in connection with the matters to which the Sub-Advisory Agreement relates, except loss resulting from willful misconduct, bad faith or gross negligence on the part of DeAMIS in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

         Each Sub-Advisory Agreement provides that DeAMIS agrees to indemnify and hold harmless Scudder against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Scudder may become subject arising out of or as a result of certain breaches by DeAMIS of its responsibilities under the Sub-Advisory Agreement. Similarly, Scudder agrees to indemnify and hold harmless DeAMIS against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which DeAMIS may become subject arising out of or as a result of certain breaches by Scudder of its responsibilities under the Sub-Advisory Agreement or the applicable Investment Management Agreement.

         Each Sub-Advisory Agreement may be terminated without penalty at any time by the Trustees, by vote of a majority of the outstanding voting securities of the applicable Portfolio, or by Scudder or by DeAMIS upon 60 days' written notice, and will automatically terminate in the event of its assignment by either party to the Agreement, as defined in the 1940 Act, or upon termination of Scudder's Investment Management Agreement with the Trust, on behalf of the applicable Portfolio. In addition, Scudder or the Trust may terminate the Sub-Advisory Agreement upon immediate notice if DeAMIS becomes statutorily disqualified from performing its duties under the Agreement or otherwise is legally prohibited from operating as an investment adviser.

         Each Sub-Advisory Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all the parties to the Agreement.

Information about DeAMIS

         DeAMIS, with headquarters at One Appold Street, London, EC2A 2UU, England, provides a full range of international investment advisory services to institutional and retail clients, and as of December 31, 2001, managed more than $6 billion in assets. DeAMIS is an indirect wholly-owned subsidiary of Deutsche Bank.

         The principal occupations of each director and principal executive officer of DeAMIS are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at DeAMIS, is One Appold Street, London, EC2A 2UU, England. No Trustees or officers of the Trust are employees, officers, directors or shareholders of DeAMIS.

         Alexander Tedder.  Director, DeAMIS.
         Richard Charles Wilson.  Director, DeAMIS.
         Annette Jane Fraser.  Chief Executive Officer, DeAMIS.
         Stephen John Maynard.  Finance Officer, DeAMIS.
         Matthew Alan Linsey.  Director, DeAMIS.
         Adrian Dyke.  Secretary, DeAMIS.

         Exhibit D sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or subadvised by DeAMIS that have similar investment objectives to the Portfolios. (See above for information regarding the sub-advisory fee rate and aggregate sub-advisory fee paid for each Portfolio.)

Brokerage Commissions on Portfolio Transactions

         DeAMIS will place all orders for portfolio transactions of the Portfolios' securities. In selecting brokers and dealers with which to place portfolio transactions for a Portfolio, DeAMIS may consider its affiliates and also firms that sell shares of mutual funds advised by DeAMIS or recommend the purchase of such funds. When it can be done consistently with the policy of obtaining the most favorable net results, DeAMIS may place such orders with brokers and dealers who provide market, statistical and other research information to a Portfolio or DeAMIS. DeAMIS is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. Allocation of portfolio transactions is supervised by DeAMIS.

Required Vote

         Approval of each Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of each Portfolio.

 The Trustees of each Portfolio unanimously recommend  that   shareholders  of
 each Portfolio  vote FOR the  approval of the New Sub-Advisory Agreement.

              Proposal 3: Approval of a New Sub-Advisory Agreement
            with INVESCO with Respect to SVS Dynamic Growth Portfolio

         Scudder has entered into a sub-advisory agreement (the "Current Sub-Advisory Agreement"), on behalf of SVS Dynamic Growth Portfolio (the "Portfolio"), with INVESCO Funds Group, Inc. ("INVESCO") pursuant to which INVESCO furnishes information, investment recommendations, advice and assistance to Scudder.

         The Current Sub-Advisory Agreement provides for its automatic termination in the event of the termination (due to assignment or otherwise) of the Current Investment Management Agreement applicable to the Portfolio. As discussed in Proposal 1, consummation of the Transaction would constitute an assignment of the Current Investment Management Agreement and will therefore cause a termination of the Current Sub-Advisory Agreement. Accordingly, a new sub-advisory agreement between Scudder and INVESCO (the "New Sub-Advisory Agreement") is being proposed for approval by shareholders of the Portfolio. A form of the New Sub-Advisory Agreement is attached hereto as Exhibit C. The terms of the New Sub-Advisory Agreement are substantially identical to the Current Sub-Advisory Agreement. The material terms of the Current Sub-Advisory Agreement are fully described under "Description of the Current Sub-Advisory Agreement" below.

         In the event that the Transaction does not, for any reason, occur, the Current Sub-Advisory Agreement will continue in accordance with its terms then in effect, as more fully described below.

Board Considerations

         On [February 4], 2002, the Board, including the Non-interested Trustees, of the Portfolio unanimously voted to approve the New Sub-Advisory Agreement proposed by Scudder and to recommend its approval to the shareholders of the Portfolio.

         [In considering whether to approve the New Sub-Advisory Agreement, the Board considered similar factors to those it considered in approving the New Investment Management Agreements, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) Based on the facts that (i) the sole reason the Board considered the New Sub-Advisory Agreement was due to the effects of the Transaction on the Current Investment Management Agreements and unrelated to the performance or structure of INVESCO and (ii) the New
Sub-Advisory Agreement is materially identical to the Current Sub-Advisory Agreement, the Board did not conduct a special review on the operations of INVESCO in approving the New Sub-Advisory Agreement.]

         The Board unanimously recommends that shareholders vote in favor of the approval of the New Sub-Advisory Agreement.

Description of the Current Sub-Advisory Agreement

         Under the Current Sub-Advisory Agreement, INVESCO provides subadvisory services relating to the management of the Portfolio's assets, including developing, recommending and implementing an investment program and strategy for the Portfolio, providing research and analysis relative to the investment program and investments of the Portfolio, determining which securities should be purchased, loaned and sold and monitoring on a continuing basis the performance of the investments of the Portfolio to meet its stated investment objective and placing orders for execution of the Portfolio's portfolio transactions. INVESCO is required to provide reports upon request on portfolio transactions and reports on assets held in the Portfolio and will also inform Scudder, the officers of the Trust and the Trustees on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Portfolio.

         Pursuant to the Current Sub-Advisory Agreement, INVESCO, at its expense, will furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under the Agreement.

         Under the Current Sub-Advisory Agreement, INVESCO receives a monthly fee based on a percentage of the average daily net assets of the Portfolio. The monthly fee is calculated daily and is at an annual rate of 0.550% of the first $100 million of average daily net assets; 0.525% of the next $400 million of average daily net assets; 0.500% of the next $500 million of average daily net assets; and 0.470% of such average daily net assets in excess of $1 billion. For the fiscal year ended [December 31, 2001], the subadvisory fees paid by Scudder to INVESCO for the Portfolio was [ ].

         The Current Sub-Advisory Agreement of the Portfolio is dated May 1, 2001 and would continue in effect until September 30, 2002 unless earlier terminated. The Current Sub-Advisory Agreement was last renewed by the Trustees on [ ] and was last approved by the [sole initial shareholder] of the Portfolio on [ ], prior to its becoming effective, as required by the 1940 Act.

         The Current Sub-Advisory Agreement provides that INVESCO agrees to indemnify and hold harmless Scudder against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Scudder may become subject arising out of or as a result of certain breaches by INVESCO of its responsibilities under the Current Sub-Advisory Agreement. Similarly, Scudder agrees to indemnify and hold harmless INVESCO against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which INVESCO may become subject arising out of or as a result of certain breaches by Scudder of its responsibilities under the Current Sub-Advisory Agreement.

         The Current Sub-Advisory Agreement may be terminated without penalty at any time by the Trustees, by vote of a majority of the outstanding voting securities of the Portfolio, or by Scudder or by INVESCO upon 60 days' written notice, and will automatically terminate in the event of its assignment by either party to the Agreement, as defined in the 1940 Act, or upon termination of Scudder's Investment Management Agreement with the Trust, on behalf of the Portfolio. In addition, Scudder or the Trust may terminate the Current Sub-Advisory Agreement upon immediate notice if INVESCO becomes statutorily disqualified from performing its duties under the Current Sub-Advisory Agreement or otherwise is legally prohibited from operating as an investment adviser.

         The Current Sub-Advisory Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by the party against whom enforcement of the amendment is sought.

Differences Between the Current and New Sub-Advisory Agreements

         The terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Current Sub-Advisory Agreement.

Information about INVESCO

         INVESCO, located at 4350 South Monaco Street, Denver, Colorado 80237, was founded in 1932 and manages, as of December 31, 2001, over $29 billion for more than 3,247,695 shareholder accounts of 46 proprietary mutual funds. INVESCO is an indirect wholly owned subsidiary of AMVESCAP plc, a publicly traded holding company. Through its subsidiaries, AMVESCAP engages in the business of investment management on an international basis. AMVESCAP is one of the largest independent investment management businesses in the world with approximately $361.3 billion in assets under management as of September 30, 2001. AMVESCAP is based in London, with money managers located in Europe, North and South America and the Far East. The corporate headquarters of AMVESCAP are located at 11 Devonshire Square, London, EC2M 4YR, England.

         The name, address and principal occupation of each of the directors and the principal executive officers of INVESCO are set forth in Appendix 6. No trustees or officers of the Portfolio are employees, officers, directors or shareholders of INVESCO.

         Exhibit F sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or subadvised by INVESCO that have similar investment objectives to the Portfolio. (See above for information regarding the sub-advisory fee rate and aggregate sub-advisory fee paid for the Portfolio.)

Brokerage Commissions on Portfolio Transactions

         INVESCO places all orders for portfolio transactions of the Portfolios' securities. In selecting brokers and dealers with which to place portfolio transactions for a Portfolio, INVESCO may consider its affiliates and also firms that sell shares of mutual funds advised by INVESCO or recommend the purchase of such funds. When it can be done consistently with the policy of obtaining the most favorable net results, INVESCO may place such orders with brokers and dealers who provide market, statistical and other research information to a Portfolio or INVESCO. INVESCO is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. Allocation of portfolio transactions is supervised by INVESCO.

         There  were  no  brokerage   commissions  paid  by  the  Portfolios  to
"affiliated brokers" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) for the most recently completed fiscal year.

Required Vote

         Approval of the New Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of the Fund.

The Trustees of the Portfolio unanimously recommend that shareholders of the Portfolio vote FOR the approval of the New Sub-Advisory Agreement.


         Proposal 4: Approval of a New Sub-Advisory Agreement with Eagle
  Asset Management, Inc. with Respect to SVS Focused Large Cap Growth Portfolio

         Scudder has entered into a sub-advisory agreement (the "Current Sub-Advisory Agreement"), on behalf of SVS Focused Large Cap Growth Portfolio (the "Portfolio"), with Eagle Asset Management, Inc. ("EAM") pursuant to which EAM furnishes information, investment recommendations, advice and assistance to Scudder.

         The Current Sub-Advisory Agreement provides for its automatic termination in the event of the termination (due to assignment or otherwise) of the Current Investment Management Agreement applicable to the Portfolio. As discussed in Proposal 1, consummation of the Transaction would constitute an assignment of the Current Investment Management Agreement and will therefore cause a termination of the Current Sub-Advisory Agreement. Accordingly, a new sub-advisory agreement between Scudder and EAM (the "New Sub-Advisory Agreement") is being proposed for approval by shareholders of the Portfolio. A form of the New Sub-Advisory Agreement is attached hereto as Exhibit E. The terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Current Sub-Advisory Agreement. The material terms of the Current Sub-Advisory Agreement are fully described under "Description of the Current Sub-Advisory Agreement" below.

         In the event that the Transaction does not, for any reason, occur, the Current Sub-Advisory Agreement will continue in accordance with its terms then in effect, as more fully described below.

Board Considerations

         On February 4, 2002, the Board, including the Non-interested Trustees, of the Portfolio unanimously voted to approve the New Sub-Advisory Agreement proposed by Scudder and to recommend their approval to the shareholders of the Portfolio.

         [In considering whether to approve the New Sub-Advisory Agreement, the Board considered similar factors to those it considered in approving the New Investment Management Agreements, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) Based on the facts that (i) the sole reason the Board considered the New Sub-Advisory Agreement was due to the effects of the Transaction on the Current Investment Management Agreements and unrelated to the performance or structure of EAM and (ii) the New Sub-Advisory Agreement is materially identical to the Current Sub-Advisory Agreement, the Board did not conduct a special review on the operations of EAM in approving the New Sub-Advisory Agreement.]

         The Board unanimously recommends that shareholders vote in favor of the approval of the New Sub-Advisory Agreement.

Description of the Current Sub-Advisory Agreement

         Under the Current Sub-Advisory Agreement, EAM provides subadvisory services relating to the management of the Portfolio's assets, including developing, recommending and implementing an investment program and strategy for the Portfolio, providing research and analysis relative to the investment program and investments of the Portfolio, determining which securities should be purchased and sold and monitoring on a continuing basis the performance of the investments of the Portfolio to meet its stated investment objective and placing orders for execution of the Portfolio's portfolio transactions. EAM is required to provide reports upon request on portfolio transactions and reports on assets held in the Portfolio and will also inform Scudder, the officers of the Trust and the Trustees on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Portfolio.

         Pursuant to the Current  Sub-Advisory  Agreement,  EAM, at its expense,
will  furnish  all  necessary  investment  facilities,   including  salaries  of
personnel required for it to execute its duties under the Agreement.

         Under the Current Sub-Advisory Agreement, EAM receives a monthly fee based on a percentage of average daily net assets of the Portfolio. The monthly fee is calculated daily and is at an annual rate of 0.45% of the first $50 million of average daily net assets; 0.40% of the next $250 million of average daily net assets; and 0.30% of such average daily net assets in excess of $300 million. For the fiscal year ended December 31, 2001, the subadvisory fees paid by Scudder to EAM for the Portfolio were $[_________].

         The Current Sub-Advisory Agreement of the Portfolio is dated October 1, 1999 and would continue in effect until September 30, 2002 unless earlier terminated. The Current Sub-Advisory Agreement was last renewed by the Trustees on [ ] and was last approved by the sole initial shareholder of the Portfolio on [ ], prior to its becoming effective, as required by the 1940 Act.

         The Current Sub-Advisory Agreement provides that EAM agrees to indemnify and hold harmless Scudder against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Scudder may become subject arising out of or as a result of certain breaches by EAM of its responsibilities under the Current Sub-Advisory Agreement. Similarly, Scudder agrees to indemnify and hold harmless EAM against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which EAM may become subject arising out of or as a result of certain breaches by Scudder of its responsibilities under the Current Sub-Advisory Agreement.

         The Current Sub-Advisory Agreement may be terminated without penalty at any time by the Trustees, by vote of a majority of the outstanding voting securities of the Portfolio, or by Scudder or by EAM upon 60 days' written notice, and will automatically terminate in the event of its assignment by either party to the Agreement, as defined in the 1940 Act, or upon termination of Scudder's Investment Management Agreement with the Trust, on behalf of the Portfolio. In addition, Scudder or the Trust may terminate the Current Sub-Advisory Agreement upon immediate notice if EAM becomes statutorily disqualified from performing its duties under the Current Sub-Advisory Agreement or otherwise is legally prohibited from operating as an investment adviser.

Differences Between the Current and New Sub-Advisory Agreements

         The terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Current Sub-Advisory Agreement.

Information about EAM

         EAM, 880 Carillon Parkway, St. Petersburg, Florida, is a wholly owned subsidiary of Raymond James Financial, Inc., a holding company. EAM and its affiliates provide a wide range of financial services to retail and institutional clients. EAM has been managing private accounts since 1976 for a diverse group of clients, including individuals, corporations, municipalities and trusts. EAM managed approximately $[ ] billion in assets for these clients as of [recent date].

         The principal occupations of each director and principal executive officer of EAM are set forth in the table below. Each person's address, as it relates to his duties with EAM, is 880 Carillon Parkway, St. Petersburg, Florida. No trustees or officers of the Portfolio are employees, officers, directors or shareholders of EAM.

Name                       Position with EAM              Principal Occupation

Thomas A. James            Director and Chairman
                           of the Board of EAM.

Richard K. Riess           Director and Chief Executive
                           Officer of EAM.

Stephen G. Hill            Director, President and
                           Chief Operating Officer
                           of EAM.

Richard J. Rossi           Executive Vice President

Kenneth K. Koster          Senior Vice
                           President-Administration,
                           Chief Compliance Officer



         Exhibit G sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or subadvised by EAM that have similar investment objectives to the Portfolio. (See above for information regarding the subadvisory fee rate and aggregate subadvisory fee paid for the Portfolio.)

Brokerage Commissions on Portfolio Transactions

         EAM places all orders for portfolio transactions of the Portfolios' securities. In selecting brokers and dealers with which to place portfolio transactions for a Portfolio, EAM may consider its affiliates and also firms that sell shares of mutual funds advised by EAM or recommend the purchase of such funds. When it can be done consistently with the policy of obtaining the most favorable net results, EAM may place such orders with brokers and dealers who provide market, statistical and other research information to a Portfolio or EAM. EAM is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. Allocation of portfolio transactions is supervised by EAM.

         There  were  no  brokerage   commissions  paid  by  the  Portfolios  to
"affiliated brokers" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) for the most recently completed fiscal year.

Required Vote

         Approval of the New Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of the Portfolio.

The Trustees of the Portfolio unanimously recommend that shareholders of the Portfolio vote FOR the approval of the New Sub-Advisory Agreement.


                             Additional Information

General

         As discussed above, shares of each Portfolio are offered only to Participating Insurance Companies to fund benefits under their VLI contracts and VA contracts (each a "Contract"). Accordingly, as of the close of business on [ ], 2002, shares of each Portfolio were held by separate accounts, or subaccounts thereof, of various Participating Insurance Companies. These shares are owned by the Participating Insurance Companies as depositors for their respective Contracts issued to individual contract owners or to a group (e.g., a defined benefit plan) in which individuals participate (collectively, "Participants"). Participants have the right to instruct the Participating Insurance Companies on how to vote the shares related to their interests through their Contracts (i.e., pass-through voting). A Participating Insurance Company must vote the shares of a Portfolio held in its name as directed. If a Participating Insurance Company does not receive voting instructions for all of the shares of a Portfolio held under the Contracts, it will vote all of the shares in the relevant separate accounts with respect to each Proposal on which it is entitled to vote, for, against or abstaining, in the same proportion as the shares of that Portfolio for which it has received instructions from contract owners (i.e., echo voting). The group Participants of some group Contracts may have the right to direct the vote, with respect to each Proposal on which they are entitled to vote, for all shares of a Portfolio held under the Contract, for, against or abstaining, in the same proportions as shares for which instructions have been given under the same Contract. This Proxy Statement is used to solicit instructions from Participants for voting shares of the Portfolios, as well as for soliciting proxies from the Participating Insurance Companies, the actual shareholders of the Portfolios. All persons entitled to direct the voting of shares, whether or not they are shareholders, will be described as voting for purposes of this Proxy Statement.

          The cost of preparing, printing and mailing the enclosed proxy card(s) and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

         Any shareholder of a Portfolio giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Trust, c/o Zurich Scudder Investments, Inc., at the address for the Trust shown at the beginning of this Proxy Statement) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the applicable Portfolio. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of each Proposal referred to in the Proxy Statement. Only a shareholder may execute or revoke a proxy. A Participant who has given voting instructions may revoke them through the applicable Participating Insurance Company. A Participant may also revoke the accompanying voting instruction at any time prior to its use by filing with the Trust a written revocation or duly executed voting instruction bearing a later date. In addition, any Participant who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any voting instruction previously given. The persons named in the accompanying voting instruction will vote as directed, but in the absence of voting direction in any voting instruction that is signed and returned, they may have the authority to vote the interest represented thereby FOR each Proposal and may vote in accordance with their best judgment with respect to other matters not now known to the Board that may be presented to the Meeting.

         The presence at the Meeting, in person or by proxy, of the holders of at least 30% of the shares entitled to be cast of a Portfolio shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting with respect to one or more Portfolios, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the concerned Portfolio's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Portfolio from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

         Approval of each Proposal with respect to each Portfolio, requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of that Portfolio. The term "majority of the outstanding voting securities," as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of a Portfolio present at the Meeting if more than 50% of the outstanding voting securities of the Portfolio are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         Abstentions will have the effect of a "no" vote on each Proposal. Broker non-votes will have the effect of a "no" vote for each Proposal if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Portfolio. Broker non-votes will not constitute "yes" or "no" votes for each Proposal and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of a Portfolio present at the Meeting. Broker non-votes are not likely to be relevant to the Meetings because the Portfolios have been advised by the New York Stock Exchange that each Proposal to be voted upon by the shareholders involve matters that the New York Stock Exchange considers to be routine and within the discretion of brokers to vote if no customer instructions are received. Shareholders of each Portfolio will vote separately with respect to each Proposal.

         If shareholder approval is not obtained prior to the closing of the Transaction, Scudder would propose to enter into an interim advisory agreement with your Portfolio, pursuant to Rule 15a-4 under the 1940 Act. The interim agreement, which would take effect upon completion of the acquisition of Scudder by Deutsche Bank, would be in substantially the same form as the New Investment Management Agreement, but would not include the new provisions regarding flexibility in managing assets and would include special provisions required by Rule 15a-4, including:

          o    a maximum term of 150 days;

          o a provision that the Board or holders of a majority of your Portfolio's shares may terminate the agreement at any time without penalty on not more than 10 days' written notice; and

          o a provision that the compensation earned by Scudder under the agreement would be held in an interest-bearing escrow account until shareholder approval of the New Investment Management Agreement is obtained, after which the amount in the escrow account (together with any interest) would be paid to Scudder.

         If any Portfolio relying on Rule 15a-4 has not received the requisite shareholder approval for the New Investment Management Agreement within 150 days after completion of the acquisition of Scudder by Deutsche Bank, fees (less reasonable expenses) would be returned and the Board of the Trust will consider other appropriate arrangements subject to approval in accordance with the 1940 Act.

         Holders of record of the shares of each Portfolio at the close of business on February 8 , 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of the Meeting. The table provided in Appendix 7 hereto sets forth the number of shares outstanding for each Portfolio as of [ ], 2002.

         To the best of the Trust's knowledge, as of [ ], 2001, no person owned beneficially more than 5% of any Portfolio's outstanding shares, except as stated in Appendix 8.

         Appendix 9 lists the amount of shares of each Portfolio owned directly or beneficially by the Trustees of the Board.

         Georgeson Shareholder Communications, Inc. ("Georgeson") has been engaged to assist in the solicitation of proxies, at an estimated cost of $[ ] per Portfolio, plus expenses. As the Meeting date approaches, certain shareholders of each Portfolio may receive a telephone call from a representative of Georgeson if their votes have not yet been received.
Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of each Portfolio. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Trustees believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

         In all cases where a telephonic proxy is solicited, the Georgeson representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Georgeson representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Georgeson, then the Georgeson representative has the responsibility to explain the process, read the Proposals listed on the proxy card and ask for the shareholder's instructions on each Proposal. Although the Georgeson representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Georgeson will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call Georgeson immediately if his or her instructions are not correctly reflected in the confirmation.

         Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting. These options require shareholders to input a control number which is located on each voting instruction card. After inputting this number, shareholders will be prompted to provide their voting instructions on each Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

         Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact Georgeson toll-free at (866)
515-0336. Any proxy given by a shareholder is revocable until voted at the Meeting.

Shareholder Proposals for Subsequent Meetings

         Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of the Trust, c/o Zurich Scudder Investments, Inc., at the address for the Trust shown at the beginning of this Proxy Statement, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meetings

         The Board is not aware of any matters that will be presented for action at the Meeting other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust and/or each Portfolio.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board,


John Millette
Secretary

                        INDEX OF EXHIBITS AND APPENDICES


EXHIBIT A:          FORM OF NEW INVESTMENT MANAGEMENT AGREEMENT

EXHIBIT B:          MANAGEMENT  FEE RATES  FOR FUNDS  ADVISED  BY  SCUDDER  WITH
                    SIMILAR INVESTMENT OBJECTIVES

EXHIBIT C:          FORM OF SUB-ADVISORY AGREEMENT

EXHIBIT D:          INFORMATION  REGARDING  OTHER FUNDS ADVISED OR SUBADVISED BY
                    DeAMIS

EXHIBIT E:          INFORMATION  REGARDING  OTHER FUNDS ADVISED OR SUBADVISED BY
                    INVESCO

EXHIBIT F:          INFORMATION  REGARDING  OTHER Funds ADVISED OR SUBADVISED BY
                    EAM

APPENDIX 1:         INFORMATION REGARDING SCUDDER

APPENDIX 2:         PROPOSED PORTFOLIO MANAGER CHANGES

APPENDIX 3:         FEES TO SFAC[,] [STC,] AND SDI

APPENDIX 4:         PORTFOLIO  MANAGEMENT  FEE  RATES, NET ASSETS  AND AGGREGATE
                    MANAGEMENT FEES

APPENDIX 5:         DATES RELATING TO INVESTMENT MANAGEMENT AGREEMENTS

APPENDIX 6:         DIRECTORS AND OFFICERS OF INVESCO

APPENDIX 7:         PORTFOLIO SHARES OUTSTANDING

APPENDIX 8:         BENEFICIAL OWNERS OF 5% OR MORE OF PORTFOLIO SHARES

APPENDIX 9:         PORTFOLIO SHARES OWNED BY TRUSTEES AND EXECUTIVE OFFICERS

APPENDIX 10:        OFFICERS

                                    Exhibit A

                                   Form of New
                         Investment Management Agreement

                           Scudder Variable Series II
                            222 South Riverside Plaza
                             Chicago, Illinois 60606

                                                                    [Date], 2002
Zurich Scudder Investments, Inc.
[Address]

                         Investment Management Agreement
                            [Name of Series, if any]

Ladies and Gentlemen:

Scudder Variable Series II (the "Trust") has been established as a Massachusetts business trust to engage in the business of an investment company. Pursuant to the Trust's Declaration of Trust, as amended from time-to-time (the "Declaration"), the Board of Trustees is authorized to issue the Trust's shares of beneficial interest (the "Shares"), in separate series, or funds. The Board of Trustees has authorized [Name of Portfolio] (the "Fund"). Series may be abolished and dissolved, and additional series established, from time to time by action of the Trustees.

The Trust, on behalf of the Fund, has selected you to act as the investment manager of the Fund and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust on behalf of the Fund agrees with you as follows:

1. Delivery of Documents. The Trust engages in the business of investing and reinvesting the assets of the Fund in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAl") relating to the Fund included in the Trust's Registration Statement on Form N-lA, as amended from time to time, (the "Registration Statement") filed by the Trust under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Trust. The Trust has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Trust and the Fund:

     (a)  The Declaration, as amended to date.

     (b)  By-Laws of the Trust as in effect on the date hereof (the "By-Laws").

     (c) Resolutions of the Trustees of the Trust and the shareholders of the Fund selecting you as investment manager and approving the form of this Agreement.

     (d) Establishment and Designation of Series of Shares of Beneficial Interest relating to the Fund, as applicable.

The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAl and the Registration Statement.

2. Portfolio Management Services. As manager of the assets of the Fund, you shall provide continuing investment management of the assets of the Fund in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAl; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1996, as amended (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Fund shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Fund in accordance with the requirements set forth in this section 2, you shall be entitled to receive and act upon advice of counsel to the Trust. You shall also make available to the Trust promptly upon request all of the Fund's investment records and ledgers as are necessary to assist the Trust in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Fund policies as expressed in the Registration Statement. You shall determine what portion of the Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

You shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Fund and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

3. Delegation of Portfolio Management Services. Subject to the prior approval of a majority of the members of the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, you may, through a sub-advisory agreement or other arrangement, delegate to any other company that you control, are controlled by, or are under common control with, or to specified employees of any such companies, or to more than one such company, certain of your duties enumerated in section 2 hereof; provided, that you shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve you of any of your obligations hereunder.

Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by you under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by you, subject to the prior approval of a majority of the members of the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

4. Administrative Services. In addition to the portfolio management services specified above in section 2, you shall furnish at your expense for the use of the Fund such office space and facilities in the United States as the Fund may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Trust administrative services on behalf of the Fund necessary for operating as an open end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Trust's Board of Trustees and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers end dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Fund's transfer agent; assisting in the preparation and filing of the Fund's federal, state and local tax returns; preparing and filing the Fund's federal excise tax return pursuant to Section 4962 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of the Fund under applicable federal end state securities laws; maintaining or causing to be maintained for the Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund; assisting in establishing the accounting policies of the Fund; assisting in the resolution of accounting issues that may arise with respect to the Fund's operations and consulting with the Fund's independent accountants, legal counsel and the Fund's other agents as necessary in connection therewith; establishing and monitoring the Fund's operating expense budgets; reviewing the Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting the Fund in determining the amount of dividends and distributions available to be paid by the Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Trust's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Fund or any other person not a party to this Agreement which is obligated to provide services to the Fund.

5. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Trust (including the Fund's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Fund, the services of such of your directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 2 hereof and the administrative services described in section 4 hereof.

You shall not be required to pay any expenses of the Fund other than those specifically allocated to you in this section 5. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's Trustees and officers as are directors, officers or employees of you whose services may be involved, for the following expenses of the Fund organization expenses of the Fund (including out of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Fund's custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's accounting agent for which the Trust is responsible pursuant to the terms of the Fund Accounting Services
Agreement, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 5, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Fund; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of the Fund for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of the Fund and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Trust; and costs of shareholders' and other meetings.

You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of the Fund if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of the Fund's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses or (ii) the Trust on behalf of the Fund shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Fund (or some other party) shall assume some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Fund (or some other party) pursuant to such a plan.

6. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 2, 4, and 5 hereof, the Trust on behalf of the Fund shall pay you in United States Dollars on the last day of each month the unpaid balance of a fee equal to the excess of [see Appendix 4 to this Proxy Statement for the investment management fee rate paid by each Fund]; over any compensation waived by you from time to time (as more fully described below). You shall be entitled to receive during any month such interim payments of your fee hereunder as you shall request, provided that no such payment shall exceed 75 percent of the amount of your fee than accrued on the books of the Fund and unpaid.

The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-l under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 6.

You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

7. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Fund, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund's account with brokers or dealers selected by you in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Trust. Whenever the Fund and one or more other accounts or investment companies advised by you have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by you to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by you to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.

8. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Trust agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Trust, the Fund or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder.

9. Duration and Termination of This Agreement. This Agreement shall remain in force until September 30, 2002, and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Trust's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment.

This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that you or any of your officers or directors has taken any action which results in a breach of your covenants set forth herein.

10. Amendment of this Agreement. No provision of this Agreement may be changed. waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.

11. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of The Commonwealth of Massachusetts, provides that the name "Scudder Variable Series II" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of the Fund, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only shall be liable.

You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of each Fund, or series, under the Declaration are separate and distinct from those of any and all other series.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In interpreting the provisions of this Agreement,  the definitions  contained in
Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment' and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Fund to fail to comply with the requirements of Subchapter M of the Code.

This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Trust on behalf of the Fund.

If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

Yours very truly,

Scudder Variable Series II, on behalf of [Name of Fund]



By:     ___________________
        President



The foregoing Agreement is hereby accepted as of the date hereof.


ZURICH SCUDDER INVESTMENTS, INC.


By:     ___________________
        President

                                    Exhibit B
                Management Fee Rates For Funds Advised by Scudder
                       with Similar Investment Objectives




                    Fund                                    Objective                           Fee Rate+           Net Assets
                    ----                                    ---------                           --------            ----------



U.S. Income Funds


Scudder Floating Rate Fund                    As high a level of current income as   0.500% to $1 billion           $172,334,773
                                              is consistent with the preservation    0.490% next $2 billion
                                              of capital.                            0.480% next $2 billion
                                                                                     0.470% next $5 billion
                                                                                     0.450% over $10 billion

Scudder GNMA Fund                             High level of income while actively    0.400% to $5 billion           $4,273,399,626
                                              seeking to reduce downside risk        0.385% next $1 billion
                                              compared with other GNMA mutual        0.370% over $6 billion
                                              funds.

Scudder High-Yield Fund                       Highest level of current income        0.580% to $250 million         $2,616,954,464
                                              obtainable from a diversified          0.550% next $750 million
                                              portfolio of fixed-income securities   0.530% next $1.5 billion
                                              which the fund's investment manager    0.510% next $2.5 billion
                                              considers consistent with reasonable   0.480% next $2.5 billion
                                              risk.  As a secondary objective, the   0.460% next $2.5 billion
                                              fund will seek capital gain where      0.440% next $2.5 billion
                                              consistent with its primary            0.420% over $12.5 billion
                                              objective.

Scudder High-Yield Opportunity Fund           Total return through high current      0.600% to $500 million         $129,687,812
                                              income and capital appreciation.       0.575% next $500 million
                                                                                     0.550% next $500 million
                                                                                     0.525% next $500 million
                                                                                     0.500% next $1 billion
                                                                                     0.475% over $3 billion++

Scudder Income Fund                           High income while managing its         0.550% to $250 million         $835,783,924
                                              portfolio in a way that is             0.520% next $750 million
                                              consistent with the prudent            0.500% next $1.5 billion
                                              investment of shareholders' capital.   0.480% next $2.5 billion
                                                                                     0.450% next $2.5 billion
                                                                                     0.430% next $2.5 billion
                                                                                     0.410% next $2.5 billion
                                                                                     0.400% over $12.5 billion++

Scudder Short Term Bond Fund                  High income while managing its         0.450% to $1.5 billion         $1,144,505,490
                                              portfolio in a way that is             0.425% next $500 million
                                              consistent with maintaining a high     0.400% next $1 billion
                                              degree of stability.                   0.385% next $1 billion
                                                                                     0.370% next $1 billion
                                                                                     0.355% next $1 billion
                                                                                     0.340% over $6 billion

Scudder Strategic Income Fund                 High current return.                   0.580% to $250 million         $438,621,367
                                                                                     0.550% next $750 million
                                                                                     0.530% next $1.5 billion
                                                                                     0.510% next $2.5 billion
                                                                                     0.480% next $2.5 billion
                                                                                     0.460% next $2.5 billion
                                                                                     0.440% next $2.5 billion
                                                                                     0.420% over $12.5 billion

Scudder U.S. Government Securities Fund       High current income, liquidity and     0.450% to $250 million         $4,211,460,035
                                              security of principal.                 0.430% next $750 million
                                                                                     0.410% next $1.5 billion
                                                                                     0.400% next $2.5 billion
                                                                                     0.380% next $2.5 billion
                                                                                     0.360% next $2.5 billion
                                                                                     0.340% next $2.5 billion
                                                                                     0.320% over $12.5 billion
Global Income Funds


Scudder Emerging Markets Income Fund          High current income and,               1.000% to $500 million         $120,468,131
                                              secondarily, long-term capital         0.950% over $500 million
                                              appreciation.

Scudder Global Bond Fund                      Total return with an emphasis on       0.750% to $250 million         $180,288,837
                                              current income; capital appreciation   0.720% next $750 million
                                              is a secondary goal.                   0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion
Asset Allocation Funds Series


Scudder Pathway Series:  Conservative         Current income and, as a secondary     There will be no fee as the    $112,874,335
     Portfolio                                objective, long-term growth of         Investment Manager will receive
                                              capital.                               a fee from the underlying funds.

Scudder Pathway Series:  Moderate Portfolio   Balance of current income and growth   There will be no fee as the    $268,370,642
                                              of capital.                            Investment Manager will receive
                                                                                     a fee from the underlying funds.

Scudder Pathway Series:  Growth Portfolio     Long-term growth of capital.           There will be no fee as the    $237,107,578
                                                                                     Investment Manager will receive
                                                                                     a fee from the underlying
                                                                                     funds.
U.S. Growth and Income Funds


Scudder Balanced Fund                         Balance of growth and income from a    0.470% to $1.5 billion         $934,277,783
                                              diversified portfolio of equity and    0.445% next $500 million
                                              fixed-income securities.               0.420% over $2 billion

Scudder Dividend & Growth Fund                High current income and long-term      0.750% to $500 million         $31,675,170
                                              growth of capital by investing         0.700% over $500 million
                                              primarily in common stocks,
                                              convertible securities and real
                                              estate investment trusts.

Scudder Growth and Income Fund                Long-term growth of capital, current   0.450% to $14 billion          $6,890,176,215
                                              income and growth of income while      0.425% next $2 billion
                                              actively seeking to reduce downside    0.400% next $2 billion
                                              risk as compared with other growth     0.385% over $18 billion
                                              and income funds.
U.S. Equity/Growth Style Funds


Scudder 21st  Century Growth Fund             Long-term growth of capital by         0.750% to $500 million         $318,528,621
                                              investing in common stocks of          0.700% next $500 million
                                              emerging growth companies that the     0.650% over $1 billion[++]
                                              advisor believes are poised to be
                                              leaders in the new century.

Scudder Aggressive Growth Fund                Capital appreciation through the use   Base investment management fee $159,724,463
                                              of aggressive investment techniques.   of 0.650% of net assets plus or
                                                                                     minus an incentive fee based
                                                                                     upon the investment performance
                                                                                     of the Fund's Class A shares
                                                                                     as compared with the performance
                                                                                     of the Standard & Poor's 500
                                                                                     Stock Index, which may result
                                                                                     in a total fee ranging from
                                                                                     0.450% to 0.850% of net assets

Scudder Blue Chip Fund                        Growth of capital and income.          0.580% to $250 million         $786,528,057
                                                                                     0.550% next $750 million
                                                                                     0.530% next $1.5 billion
                                                                                     0.510% next $2.5 billion
                                                                                     0.480% next $2.5 billion
                                                                                     0.460% next $2.5 billion
                                                                                     0.440% next $2.5 billion
                                                                                     0.420% over $12.5 billion

Scudder Capital Growth Fund                   Long-term capital growth while         0.580% to $3 billion           $1,671,706,984
                                              actively seeking to reduce downside    0.555% next $1 billion
                                              risk compared with other growth        0.530% over $4 billion
                                              mutual funds.

Scudder Development Fund                      Long-term capital appreciation by      0.850% to $1 billion           $445,769,912
                                              investing primarily in U.S.            0.800% next $500 million
                                              companies with the potential for       0.750% over $1.5 billion
                                              above-average growth.

Scudder Focus Growth Fund                     Long-term growth of capital.           0.700% to $250 million         $1,660,237
                                                                                     0.670% next $750 million
                                                                                     0.650% next $1.5 billion
                                                                                     0.630% over $2.5 billion++


Scudder Focus Value+Growth Fund               Growth of capital through a            0.720% to $250 million         $120,916,447
                                              portfolio of growth and value stocks.  0.690% next $750 million
                                                                                     0.660% next $1.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.600% next $2.5 billion
                                                                                     0.580% next $2.5 billion
                                                                                     0.560% next $2.5 billion
                                                                                     0.540% over $12.5 billion

Scudder Growth Fund                           Growth of capital through              0.580% to $250 million         $1,520,557,389
                                              professional management and            0.550% next $750 million
                                              diversification of investments in      0.530% next $1.5 billion
                                              securities that the investment         0.510% next $2.5 billion
                                              manager believes have the potential    0.480% next $2.5 billion
                                              for capital appreciation.              0.460% next $2.5 billion
                                                                                     0.440% next $2.5 billion
                                                                                     0.420% over $12.5 billion

Scudder Health Care Fund                      Long-term growth of capital by         0.850% to $500 million         $235,718,201
                                              investing at least 80% of total        0.800% over $500 million
                                              assets in common stocks companies in
                                              the health care sector.

Scudder Large Company Growth Fund             Long-term growth of capital by         0.700% to $1.5 billion         $955,238,753
                                              investing at least 65% of its assets   0.650% next $500 million
                                              in large U.S. companies (those with    0.600% over $2 billion
                                              a market value of $1 billion or
                                              more).

Scudder Research Fund                         Long-term growth of capital.           0.700% to $250 million         $3,163,209
                                                                                     0.670% next $750 million
                                                                                     0.650% next $1.5 billion
                                                                                     0.630% over $2.5 billion++

Scudder S&P 500 Index Fund                    Investment results that, before        0.150% of net assets           $861,675,693
                                              expenses,  correspond to the total
                                              return of common  stocks  publicly
                                              traded in the  United  States,  as
                                              represented   by  the  Standard  &
                                              Poor's 500  Composite  Stock Price
                                              Index (S&P 500 Index).

Scudder S&P 500 Stock Fund                    Returns that, before expenses,         0.400% to $100 million         $64,797,072
                                              correspond to the total return of      0.360% next $100 million
                                              U.S. common stocks as represented by   0.340% over $200 million++
                                              the Standard & Poor's 500 Composite
                                              Stock Price Index (S&P 500 index).

Scudder Select 500 Fund                       Long-term growth and income by         0.500% to $500 million         $36,402,564
                                              investing at least 80% of total        0.475% next $500 million
                                              assets in common stocks of companies   0.450% over $1 billion++
                                              that are included in the Standard &
                                              Poor's Composite Stock Price Index
                                              (S&P 500 index).

Scudder Select 1000 Growth Fund               Long-term growth by investing at       0.500% to $500 million         $23,922,571
                                              least  80%  of  total   assets  in
                                              common  0.475%  next $500  million
                                              stocks  of   companies   that  are
                                              0.450% over $1 billion++  included
                                              in the Russell 1000 Growth Index.

Scudder Dynamic Growth Fund                   Maximum appreciation of investors'     Base investment management fee $405,852,514
                                              capital.                               of 0.650% of net assets plus or
                                                                                     minus an incentive fee based
                                                                                     upon the investment performance
                                                                                     of the Fund's Class A shares
                                                                                     as compared with the performance
                                                                                     of the Standard & Poor's 500
                                                                                     Stock Index, which may result
                                                                                     in a total fee ranging from
                                                                                     0.350% to 0.950% of net assets


Scudder Small Company Stock Fund              Long-term capital growth while         0.750% to $500 million         $75,479,138
                                              actively seeking to reduce downside    0.700% next $500 million
                                              risk as compared with other small      0.650% over $1 billion
                                              company stock funds.

Scudder Technology Fund                       Growth of capital.                     0.580% to $250 million         $2,151,276,379
                                                                                     0.550% next $750 million
                                                                                     0.530% next $1.5 billion
                                                                                     0.510% next $2.5 billion
                                                                                     0.480% next $2.5 billion
                                                                                     0.460% next $2.5 billion
                                                                                     0.440% next $2.5 billion
                                                                                     0.420% over $12.5 billion

Scudder Technology Innovation Fund            Long-term growth of capital by         0.850% to $500 million         $412,185,994
                                              investing at least 80% of total        0.800% next $500 million
                                              assets in common stocks of companies   0.750% next $500 million
                                              in the technology sector.              0.700% next $500 million
                                                                                     0.650% over $2 billion

Scudder Total Return Fund                     Highest total return, a combination    0.580% to $250 million         $2,872,748,836
                                              of income and capital appreciation,    0.550% next $750 million
                                              consistent with reasonable risk.       0.530% next $1.5 billion
                                                                                     0.510% next $2.5 billion
                                                                                     0.480% next $2.5 billion
                                                                                     0.460% next $2.5 billion
                                                                                     0.440% next $2.5 billion
                                                                                     0.420% over $12.5 billion
U.S. Equity/Value Style Funds

Scudder Contrarian Fund                       Long-term capital appreciation, with   0.750% to $250 million         $213,387,619
                                              current income as a secondary          0.720% next $750 million
                                              objective.                             0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

Scudder-Dreman Financial Services Fund        Long-term capital appreciation by      0.750% to $250 million         $174,377,929
                                              investing primarily in common stocks   0.720% next $750 million
                                              and other equity securities of         0.700% next $1.5 billion
                                              companies in the financial services    0.680% next $2.5 billion
                                              industry believed by the Fund's        0.650% next $2.5 billion
                                              investment manager to be undervalued.  0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

Scudder-Dreman High Return Equity Fund        High rate of total return.             0.750% to $250 million         $4,140,687,437
                                                                                     0.720% next $750 million
                                                                                     0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

Scudder-Dreman Small Cap Value Fund           Long-term capital appreciation.        0.750% to $250 million         $373,728,181
                                                                                     0.720% next $750 million
                                                                                     0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

Scudder Focus Value+Growth Fund               Growth of capital through a            0.720% to $250 million         $120,916,447
                                              portfolio of growth and value stocks.  0.690% next $750 million
                                                                                     0.660% next $1.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.600% next $2.5 billion
                                                                                     0.580% next $2.5 billion
                                                                                     0.560% next $2.5 billion
                                                                                     0.540% over $12.5 billion

Scudder Large Company Value Fund              Maximum long-term capital              0.600% to $1.5 billion         $2,758,218,541
                                              appreciation through a                 0.575% next $500 million
                                              value-oriented investment program.     0.550% next $1 billion
                                                                                     0.525% next $1 billion
                                                                                     0.500% next $1 billion
                                                                                     0.475% over $5 billion

Scudder Small Company Value Fund              Long-term growth of capital by         0.750% to $500 million         $221,483,843
                                              investing at least 90% of total        0.700% over $500 million++
                                              assets in undervalued common stocks
                                              of small U.S. companies.
Global Growth Funds

Scudder Global Discovery Fund                 Above-average capital appreciation     1.100% of net assets           $508,768,768
                                              over the long term.

Scudder Emerging Markets Growth Fund          Long-term growth of capital.           1.250% to $500 million         $42,196,327
                                                                                     1.200% over $500 million

Scudder Global Fund                           Long-term growth while actively        1.000% to $500 million         $1,252,010,279
                                              seeking to reduce downside risk as     0.950% next $500 million
                                              compared with other global growth      0.900% next $500 million
                                              funds.                                 0.850% next $500 million
                                                                                     0.800% over $2 billion

Scudder Gold Fund                             Maximum return (principal change and   1.000% to $500 million         $98,333,874
                                              income) by investing, under normal     0.950% over $500 million
                                              market conditions, at least 65% of
                                              total assets in common stocks and
                                              other equities of U.S. and foreign
                                              gold-related companies and in gold
                                              coin bullion.

Scudder Greater Europe Growth Fund            Long-term growth of capital by         1.000% to $1 billion           $725,235,585
                                              investing at least 80% of its total    0.900% next $500 million
                                              assets in European common stocks and   0.850% next $500 million
                                              other equities (equities that are      0.800% over $2 billion
                                              traded mainly on European markets or
                                              are issued by companies organized
                                              under the laws of Europe or do more
                                              than half of their business there).

Scudder International Fund                    Long-term growth of capital by         0.675% to $6 billion           $3,751,901,605
                                              investing at least 65% of its total    0.625% next $1 billion
                                              assets in foreign equities (equities   0.600% over $7 billion
                                              issued by foreign-based companies
                                              and listed on foreign exchanges).

Scudder International Research Fund           Long-term capital appreciation.        0.750% to $250 million         $14,885,633
                                                                                     0.720% next $750 million
                                                                                     0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

Scudder New Europe Fund                       Long-term capital appreciation.        0.750% to $250 million         $187,190,645
                                                                                     0.720% next $750 million
                                                                                     0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

Closed-End Funds

Scudder High Income Trust                     Highest current income obtainable      0.850% to $250 million         $172,641,703
                                              consistent with reasonable risk with   0.750% over $250 million(2)
                                              capital gains secondary.


Scudder Intermediate Government Trust         High current income consistent with    0.800% of net assets(2)        $248,728,544
                                              preservation of capital by investing
                                              in U.S. and foreign government
                                              securities.


Scudder Multi-Market Income Trust             High current income consistent with    0.850% of net assets(2)        $162,810,924
                                              prudent total return asset
                                              management by investing in a
                                              diversified portfolio of investment
                                              grade tax-exempt securities.


Scudder Municipal Income Trust                High level of current income exempt    0.550% of net assets(2)        $726,129,144
                                              from federal income tax.


Insurance/Annuity Products

21st Century Growth Portfolio                 Long-term growth of capital by         0.875% of net assets           $44,362,775
                                              investing primarily in equity
                                              securities issued by emerging growth
                                              companies.

Balanced Portfolio                            Balance of growth and income from a    0.475% of net assets           $172,576,748
                                              diversified portfolio of equity and
                                              fixed-income securities.

Bond Portfolio                                High level of income consistent with   0.475% of net assets           $181,899,319
                                              a high quality portfolio of debt
                                              securities.

Capital Growth Portfolio                      Maximize long-term capital growth      0.475% to $500 million         $866,307,628
                                              through a broad and flexible           0.450% next $500 million
                                              investment program.                    0.425% over $1 billion

Global Discovery Portfolio                    Above-average capital appreciation     0.975% of net assets           $7,661,466
                                              over  the long  term by  investing
                                              primarily in the equity securities
                                              of   small    companies    located
                                              throughout the world.

Growth and Income Portfolio                   Long-term growth of capital, current   0.475% of net assets           $194,871,230
                                              income and growth of income.

Health Sciences Portfolio                     Long-term growth of capital by         0.750% to $250 million         $55,978,252
                                              investing at least 80% of total        0.725% next $750 million
                                              assets in common stocks of companies   0.700% next $1.5 billion
                                              in the health care sector.             0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

International Portfolio                       Long-term growth of capital            0.875% to $500 million         $562,485,478
                                              primarily through diversified          0.725% over $500 million
                                              holdings of marketable foreign
                                              equity investments.

Scudder Aggressive Growth Portfolio           Capital appreciation through the use   0.750% to $250 million         $70,506,554
                                              of aggressive investment techniques.   0.720% next $750 million
                                                                                     0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

Scudder Blue Chip Portfolio                   Growth of capital and of income.       0.650% of net assets           $239,669,789


Scudder Contrarian Value Portfolio            High rate of total return.             0.750% of net assets           $256,883,855

Scudder Global Blue Chip Portfolio            Long-term capital growth.              1.000% to $250 million         $44,457,753
                                                                                     0.950% next $500 million
                                                                                     0.900% next $750 million
                                                                                     0.850% next $1.5 billion
                                                                                     0.800% over $3 billion

Scudder Government Securities Portfolio       High current income consistent with    0.550% of net assets           $305,227,432
                                              preservation of capital.


Scudder Growth Portfolio                      Maximum appreciation of capital.       0.600% of net assets           $419,560,868


Scudder High Yield Portfolio                  High level of current income.          0.600% of net assets           $335,090,389


Scudder International Research Portfolio      Long-term capital appreciation.        0.750% of net assets           $121,138,031


Scudder Investment Grade Bond Portfolio       High current income.                   0.600% of net assets           $133,759,440

Scudder Money Market Portfolio                Maximum current income to the extent   0.500% of net assets           $670,699,591
                                              consistent with stability of
                                              principal.


Scudder New Europe Portfolio                  Long-term capital appreciation.        1.000% to $250 million            $23,171,630
                                                                                     0.950% next $500 million
                                                                                     0.900% next $750 million
                                                                                     0.850% next $1.5 billion
                                                                                     0.800% over $3 billion[++]

Scudder Small Cap Growth Portfolio            Maximum appreciation of investors'     0.650% of net assets              $232,300,366
                                              capital.

Scudder Strategic Income Portfolio            High current return.                   0.650% of net assets              $20,730,677

Scudder Technology Growth Portfolio           Growth of capital.                     0.750% to $250 million            $349,762,646
                                                                                     0.720% next $750 million
                                                                                     0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

Scudder Total Return Portfolio                High total return, a combination of    0.550% of net assets              $861,012,522
                                              income and capital appreciation.

Scudder Focus Value+Growth Portfolio          Growth of capital through a            0.750% of net assets              $139,805,320
                                              portfolio of growth and value
                                              stocks.


SVS Dreman Financial Services Portfolio       Long-term capital appreciation.        0.750% to $250 million            $117,047,378
                                                                                     0.720% next $750 million
                                                                                     0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

SVS Dreman High Return Equity Portfolio       High rate of total return.             0.750% to $250 million            $443,396,453
                                                                                     0.720% next $750 million
                                                                                     0.700% next $1.5 billion
                                                                                     0.680% next $2.5 billion
                                                                                     0.650% next $2.5 billion
                                                                                     0.640% next $2.5 billion
                                                                                     0.630% next $2.5 billion
                                                                                     0.620% over $12.5 billion

SVS Dreman Small Cap Value Portfolio          Long-term capital appreciation.        0.750% of net assets              $193,734,241

SVS Dynamic Growth Portfolio                  Long-term capital growth.              1.000% to $250 million            $23,172,231
                                                                                     0.975% next $250 million
                                                                                     0.950% next $500 million
                                                                                     0.925% next $1.5 billion
                                                                                     0.900% over $2.5 billion

SVS Focused Large Cap Growth Portfolio        Growth through long-term capital       0.950% to $250 million            $60,107,695
                                              appreciation.                          0.925% next $250 million
                                                                                     0.900% next $500 million
                                                                                     0.875% next $1.5 billion
                                                                                     0.850% over $2.5 billion

SVS Growth and Income Portfolio               Long-term capital growth and current   0.950% to $250 million            $178,848,733
                                              income.                                0.925% next $250 million
                                                                                     0.900% next $500 million
                                                                                     0.875% next $1.5 billion
                                                                                     0.850% over $2.5 billion

SVS Growth Opportunities Portfolio            Long-term growth of capital in a       0.950% to $250 million            $163,896,727
                                              manner consistent with the             0.925% next $250 million
                                              preservation of capital.               0.900% next $500 million
                                                                                     0.875% next $1.5 billion
                                                                                     0.850% over $2.5 billion

SVS Index 500 Portfolio                       Returns that, before expenses,         0.440% to $200 million            $219,309,631
                                              correspond to the total return of      0.400% next $550 million
                                              U.S. common stocks as represented by   0.380% next $1.25 billion
                                              the Standard & Poor's 500 Composite    0.365% next $3 billion
                                              Stock Price Index (S&P 500 Index).     0.335% over $5 billion++


SVS Mid Cap Growth Portfolio                  Capital appreciation.                  1.000% to $250 million            $48,190,650
                                                                                     0.975% next $250 million
                                                                                     0.950% next $500 million
                                                                                     0.925% next $1.5 billion
                                                                                     0.900% over $2.5 billion

SVS Strategic Equity Portfolio                Long-term capital growth.              0.950% to $250 million            $43,784,980
                                                                                     0.925% next $250 million
                                                                                     0.900% next $500 million
                                                                                     0.875% next $1.5 billion
                                                                                     0.850% over $2.5 billion

SVS Venture Value Portfolio                   Growth of capital.                     0.950% to $250 million             $108,785,954
                                                                                     0.925% next $250 million
                                                                                     0.900% next $500 million
                                                                                     0.875% next $1.5 billion
                                                                                     0.850% over $2.5 billion


* Unless otherwise noted, the information provided below is shown as of the end of each Fund's most recent fiscal year.

+ Unless otherwise noted, the investment management fee rates provided below are based on the average daily net assets of a Fund.

++       Subject to waiver and/or expense limitations.

(1) Payable in the aggregate for each of the Government Securities Portfolio, Money Market Portfolio and Tax-Exempt Portfolio series of Cash Account Trust.

(2)      Based on average weekly net assets.

[(3) Payable in the aggregate for each of the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund series of Investors Municipal Cash Fund.]

[(4) Payable in the aggregate for each of the Government Securities Portfolio, Money Market Portfolio and Tax-Exempt Portfolio series of Cash Equivalent Fund.]

[(5) Payable in the aggregate for each of the Government Securities Portfolio and Treasury Portfolio series of Investors Cash Trust.]

(6) Payable in the aggregate for each of the Zurich Government Money Fund, Zurich Money Market Fund and Zurich Tax-Free Money Fund series of Zurich Money Funds.

                                    Exhibit C

                         Form of Sub-advisory Agreement
                                     FORM OF
                              SUBADVISORY AGREEMENT

         AGREEMENT made as of the [Date], between ZURICH SCUDDER INVESTMENTS, INC., a Delaware corporation (hereinafter called the "Manager"), and [NAME OF SUBADVISER, type of entity, state of organization] (hereinafter called the "Subadviser").

WITNESSETH:

         WHEREAS, Scudder Variable Series II (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "Investment Company Act"); and

         [SVS Dynamic Growth Portfolio: WHEREAS, the Board of Trustees of the Trust (the "Board" and its members, the "Trustees") is authorized to issue the Trust's shares of beneficial interest in separate series and has authorized SVS Dynamic Growth Portfolio (the "Series"); and

         WHEREAS, the Manager acts as manager for the Series pursuant to an Investment Management Agreement between the Manager and the Trust, on behalf of the Series, dated [________], and is responsible for the day-to-day management and overall administration of the Series; and

         WHEREAS, the Manager desires to utilize the services of the Subadviser to provide subadvisory services with respect to the investment portfolio of the Series; and]

         [SVS Focused Large Cap Growth Portfolio, Scudder International Research Portfolio, Scudder New Europe Portfolio, Scudder Strategic Income Portfolio:
WHEREAS, the Manager desires to utilize the services of the Subadviser to provide subadvisory services with respect to the investment portfolio of SVS Focused Large Cap Growth Portfolio] [Scudder International Research Portfolio] [Scudder New Europe Portfolio] [Scudder Strategic Income Portfolio] (the "Series"), being one of the portfolio series of the Trust, which is under the management of the Manager pursuant to an Investment Management Agreement between the Manager and the Trust dated [date];]

          WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

1. The Subadviser's Services. The Subadviser shall serve the Manager as investment counsel with respect to the Series.

         The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Series as set forth in the current Prospectus and Statement of Additional Information of the Trust relating to the Series (including amendments), and in accordance with the Declaration of Trust and By-laws of the Trust, as both may be amended from time to time, governing the offering of its shares and subject to such resolutions, policies and procedures as from time to time may be adopted by the Board and furnished to the Subadviser in writing, and in accordance with the instructions and procedures of the Manager furnished to the Subadviser in writing, to develop, recommend and implement such investment program and strategy for the Series, to provide research and analysis relative to the investment program and securities and other investments ("investments") of the Series, to determine what investments should be purchased, sold and, if applicable, loaned by the Series and to monitor on a continuing basis the performance of the investments of the Series. In addition, the Subadviser shall place orders for the purchase and sale of investments for the Series and, subject to the provisions of this section, shall take reasonable steps to assure that those portfolio transactions are effected subject to the best execution under the circumstances. The Subadviser shall advise the custodian for the Series ("Custodian") and the Manager on a prompt basis of each purchase and sale of an investment specifying the name of the issuer, the CUSIP number (if available), the description and amount (or number of shares) of the investment purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Board or the Manager may reasonably request, the Subadviser shall furnish to the Manager, the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on assets held in the Series, all in such detail as the Trust or the Manager may reasonably request. The Subadviser shall also inform the Manager, the Trust's officers and the Board on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Series. The Subadviser shall make its officers and employees available to meet with the Manager, the Trust's officers and the Board at least quarterly on due notice and at such other times as may be mutually agreeable, to review the investments and investment performance of the Series in the light of the Series' investment objectives and policies and market conditions.

         It shall be the duty of the Subadviser to furnish to the Trustees such information as may reasonably be requested in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 9 hereof.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Series or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Series or the Manager.

         In furnishing the services under this Agreement, the Subadviser shall comply with the requirements of the Investment Company Act and of the Investment Advisers Act of 1940 ("Advisers Act") applicable to it, the regulations promulgated thereunder, and all other applicable laws and regulations. The Subadviser shall immediately notify the Manager and the Trust in the event that the Subadviser: (1) becomes subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Agreement; or (2) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority (including, without limitation, any self-regulatory organization). The Subadviser shall immediately forward, upon receipt, to the Manager any correspondence from the SEC or other regulatory authority that relates to the Series.

         The Subadviser's primary consideration in effecting a security transaction shall be to obtain the best execution under the circumstances for the Series, taking into account the factors specified in the Prospectus and Statement of Additional Information of the Trust relating to the Series. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction an amount of commission in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of either that particular transaction or its overall responsibilities with respect to accounts as to which it exercises investment discretion. [SVS Dynamic Growth Portfolio: The Subadviser shall provide such reports as the Board or the Manager may request with respect to the Series' brokerage and the manner in which that brokerage was allocated.

         The Series' assets shall be maintained in the custody of the Custodian (who shall be identified by the Manager in writing).] The Subadviser [SVS Dynamic Growth Portfolio: shall not have custody of any securities, cash or other assets of the Series and] shall not be liable for any loss resulting from any act or omission of the Custodian other than acts or omissions arising in reliance on instructions of the Subadviser. [SVS Dynamic Growth Portfolio: The Subadviser shall promptly notify the Manager if the Subadviser becomes an affiliated person of the Custodian.]

2. Delivery of Documents to the Subadviser. The Manager shall furnish to the Subadviser copies of each of the following documents:

     (i)  The Declaration of Trust of the Trust as in effect on the date hereof;

     (ii) The By-laws of the Trust in effect on the date hereof;

     (iii)The resolutions of the Board approving the engagement of the Subadviser as subadviser for the Series and approving the form of this agreement;

     (iv) The resolutions of the Board selecting the Manager as investment manager to the Series and approving the form of the Investment Management Agreement with the Trust, on behalf of the Series;

     (v) The Investment Management Agreement with the Trust on behalf of the Series;

     (vi) The Code of Ethics of the Trust and of the Manager as currently in effect;

     (vii)Current   copies  of  the   Prospectus  and  Statement  of  Additional
          Information of the Trust relating to the Series; and

     (viii) [SVS Dynamic Growth Portfolio: Resolutions, policies and procedures adopted by the Board in respect of the management or operation of the Series.]

         The Manager shall furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to Items
(a) through [SVS Focused Large Cap Growth Portfolio, Scudder International Research Portfolio, Scudder New Europe Portfolio, Scudder Strategic Income
Portfolio: (g)] [SVS Dynamic Growth Portfolio: (h)] above shall be provided within 30 days of the time such materials became available to the Manager and, until so provided, the Subadviser may continue to rely on those documents previously provided.

         During the term of this Agreement, the Manager also shall furnish to the Subadviser prior to use thereof copies of all Trust documents, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Series or the public that refer in any way to the Subadviser, and shall not use such material if the Subadviser reasonably objects in writing within five business days (or such other time period as may be mutually agreed) after receipt thereof. However, the Manager and the Subadviser may mutually agree that certain of the above-mentioned documents do not need to be furnished to the Subadviser prior to the document's use.

         In the event of termination of this Agreement, the Manager shall continue to furnish to the Subadviser copies of any of the above-mentioned materials that refer in any way to the Subadviser. The Manager shall furnish or otherwise make available to the Subadviser such other information relating to the business affairs of the Trust as the Subadviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

3. Delivery of Documents to the Manager. The Subadviser shall furnish the Manager with copies of each of the following documents:

     (i)  The Subadviser's most recent balance sheet;

     (ii) Separate  lists  of  persons  whom  the  Subadviser   wishes  to  have
          authorized to give written and/or oral instructions to the Custodian and the fund accounting agent of Trust assets for the Series;

     (iii) The Code of Ethics of the Subadviser as currently in effect; and

     (iv) Any compliance policies, trading, commission and other reports, confirmation of the Subadviser's insurance coverage (in form and substance satisfactory to the Manager), and such other management or operational documents as the Manager may reasonably request in writing (on behalf of itself or the Board) in assessing the Subadviser.

         [SVS Dynamic Growth Portfolio: The Subadviser maintains a written Code of Ethics that complies with the requirements of Rule 17j-l under the Investment Company Act, as amended. The Subadviser certifies that it has adopted procedures reasonably necessary to prevent its "access persons," as such term is defined in Rule l7j-l, from violating the Code of Ethics. The Subadviser shall notify the Board upon the adoption of any material change to its Code of Ethics so that the Board, including a majority of the Trustees who are not interested persons of the Trust, may approve such change not later than six months after its adoption by the Subadviser, as required by Rule l7j-l. The Subadviser also shall provide the Trust with a copy of any amendments to its Code of Ethics that do not represent a material change to such Code. Within 45 days of the end of each year while this Agreement is in effect (or more frequently if required by Rule l7j-l or as the Trust may reasonably request), the Subadviser shall provide the Board with a written report that, as required by Rule l7j-l: (1) describes any issue arising under the Subadviser's Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (2) certifies that the Subadviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics. Upon the written request of the Trust, the Subadviser shall permit the Trust to examine the reports to be made by the Subadviser under Rule l7j-l(d) and the records the Subadviser maintains pursuant to Rule l7j-l(f).]

         The Subadviser will maintain a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Trust with a copy of the code of ethics, including any amendments thereto.

         The Subadviser shall furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser shall provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items (a) through (c) above shall be provided within 30 days of the time such materials became available to the Subadviser.

         The Subadviser shall promptly notify the Manager of any transaction or other event that results in an "assignment" of this Agreement within the meaning of the Investment Company Act. In addition, the Subadviser shall promptly complete and return to the Manager or the Trust any compliance questionnaires or other inquiries submitted to the Subadviser in writing.

4. Other Agreements, etc. It is understood that any of the shareholders, the Trustees, officers and employees of the Trust or the Series may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser, and that any such interested person or any such organization may have an interest in the Trust or the Series. It is also understood that the Subadviser, the Manager and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. On occasions when the Subadviser deems the purchase or sale of an investment to be in the best interest of the Series, as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the investments to be sold or purchased in order to obtain best execution under the circumstances. In such event, allocation of the investments so purchased or sold, as well as the expenses incurred in the transactions, shall be made by the Subadviser in the manner the Subadviser considers to be most equitable and consistent with its fiduciary obligations to the Series and to such other clients. Nothing in this Agreement shall impose upon the Subadviser any obligation to purchase or sell, or recommend for purchase or sale, for the Series any investment which it or its officers, directors, affiliates or employees may purchase or sell for the Subadviser or such officer's, director's, affiliate's or employee's own accounts or for the account of any of the Subadviser's clients, advisory or otherwise.

         The Subadviser may give advice and take action with respect to other funds or clients, or for its own account that may differ from the advice or the timing or nature of action taken with respect to the Series.

         Nothing in this Agreement shall be implied to prevent (1) the Manager from engaging other subadvisers to provide investment advice and other services in relation to other series of the Trust for which the Subadviser does not provide such services, or to prevent the Manager from providing such services itself in relation to such series; or (2) the Subadviser from providing investment advice and other services to other funds or clients.

5. Fees, Expenses and Other Charges.

     (i)  [SVS Dynamic Growth Portfolio, SVS Focused Large Cap Growth Portfolio:
          For its services hereunder, the Subadviser shall be paid a management fee by the Manager according to the fee schedule attached hereto as Schedule A.]

                  (a) [Scudder International Research Portfolio, Scudder New Europe Portfolio, Scudder Strategic Income
                           Portfolio: Subject to the provisions of this Agreement, the duties of the Subadviser, the portion of portfolio assets that the Subadviser shall manage, and the fees to be paid the Subadviser by the Manager under and pursuant to this Agreement may be adjusted from time to time by the Manager with and upon the approval of the Board and the members of the Trust's Board of Trustees who are not "interested persons," as defined in the Investment Company Act.]

     (ii) The Subadviser, at its expense, shall furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under this Agreement.

6. Confidential Treatment. It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Series. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of investments which, on a temporary basis, may not be bought or sold for the Series, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Series.

         The Subadviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

7. Representations and Covenants of the Parties. The Subadviser hereby acknowledges that it is registered as an investment adviser under the Advisers Act and that neither it nor any affiliated person of it, as such term is defined in Section 2(a)(3) of the Investment Company Act ("affiliated person"), is subject to any disqualification that would make the Subadviser unable to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act. The Subadviser covenants that it will carry out appropriate compliance procedures necessary to the operation of the Series as the Subadviser and the Manager may agree. The Subadviser also covenants that it will manage the Series in conformity with all applicable rules and regulations of the SEC in all material respects and so that the Series will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code ("Code") and will be adequately diversified for purposes of Section 817(h) of the Code and the Treasury regulations thereunder.

8. Reports by the Subadviser and Records of the Series. The Subadviser shall furnish the Manager monthly, quarterly and annual reports concerning the transactions and performance of the Series, including information required to be disclosed in the Trust's registration statement, in such form as may be mutually agreed, to review the Series and discuss the management of it. If requested by the Manager, the Subadviser shall also furnish the Manager quarterly compliance certifications. The Subadviser shall permit its financial statements, books and records with respect to the Series to be inspected and audited by the Trust, the Manager or their agents at all reasonable times during normal business hours. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Series any legal process served upon it on behalf of the Manager or the Trust. The Subadviser shall promptly notify the Manager of any changes in any information concerning the Subadviser of which the Subadviser becomes aware that would be required to be disclosed in the Trust's registration statement.

         In compliance with the requirements of Rule 3la-3 under the Investment Company Act, the Subadviser agrees that all records it maintains for the Trust with respect to the Series are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. However, the Subadviser may retain copies of such records to comply with the recordkeeping requirements of the Investment Advisers Act and Investment Company Act. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 3la-l(b) insofar as such records relate to the investment affairs of the Series. The Subadviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the Investment Company Act the records it maintains for the Trust.

9. Continuance and Termination. This Agreement shall remain in full force and effect through September 30, 2002, and is renewable annually thereafter by specific approval of the Board or by the affirmative vote of a majority of the outstanding voting securities of the Series. Any such renewal shall be approved by the vote of a majority of the Trustees who are not interested persons under the Investment Company Act, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Board, by vote of a majority of the outstanding voting securities of the Series, or by the Manager or by the Subadviser upon 60 days' written notice. This Agreement shall automatically terminate in the event of its assignment by either party to this Agreement, as defined in the Investment
Company Act, or upon termination of the Manager's Investment Management Agreement with the Trust, on behalf of the Series. In addition, the Manager or the Trust may terminate this Agreement upon immediate notice if the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.

10. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved in a manner consistent with the Investment Company Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom, SEC no-action letter or SEC interpretive guidance.

11. Voting Rights. The Manager shall be responsible for exercising any voting rights of any investments of the Series.

12. Indemnification. The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities as manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser; (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Trust relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's registration statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement; or (3) to the extent of, and as a result of, the failure of the Subadviser to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the Investment Company Act, the Advisers Act and the Securities Exchange Act of 1934.

         In no case shall the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Manager agrees to indemnify and hold harmless the Subadviser and any affiliated person or controlling person of the Subadviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager; or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Trust relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's registration statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement.

         In no case shall the Manager's indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

13. Certain Definitions. For the purposes of this Agreement, the "vote of a majority of the outstanding voting securities of the Series" means the affirmative vote, at a duly called and held meeting of shareholders of the Series, (1) of the holders of 67% or more of the shares of the Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting are present in person or by proxy; or (2) of the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting, whichever is less.

         For the  purposes of this  Agreement,  the terms  "affiliated  person,"
"interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act, and the term "controlling person" shall have the meaning defined in the 1933 Act, subject, however, to such exemptions as may be granted by the SEC under such Acts.

14. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee provides in writing to the others for the delivery of such notices and communications, and shall be deemed to have been given at the time of delivery.

If to the Manager:                              ZURICH SCUDDER INVESTMENTS, INC.
                                                [Address]

If to the Trust:                                SCUDDER VARIABLE SERIES II
                                                [Name of Series]
                                                Two International Place
                                                Boston, MA 02110
                                                Attention: Secretary


If to the Subadviser:
                                                [NAME OF SUBADVISER]
                                                [Address]

15. Instructions. The Subadviser is authorized to honor and act on any notice, instruction or confirmation given by the Trust or Manager in writing signed or sent by one of the persons whose names, addresses and specimen signatures shall be provided by the Trust or Manager from time to time.

16. Law. [SVS Dynamic Growth Portfolio: This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts in a manner not in conflict with the provisions of the Investment Company Act.] [SVS Focused Large Cap Growth Portfolio, Scudder International Research Portfolio, Scudder New Europe Portfolio, Scudder Strategic Income Portfolio:
This Agreement is governed by and shall be construed in accordance with the laws of the State of New York in a manner not in conflict with the provisions of the Investment Company Act, except with respect to Section 16, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts.]

17. Limitation of Liability of the Trust, Trustees, and Shareholders. It is understood and expressly stipulated that none of the Trustees, officers, agents, or shareholders of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with the Series must look solely to the property of the Series for the enforcement of any claims against the Series as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Series. No series of the Trust shall be liable for the obligations of any other series.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                                                ZURICH SCUDDER INVESTMENTS, INC.


                                                By:----------------
Attest:                                         Name:
        ---------------------------             Title:
Name:
Title:

                                                [NAME OF SUBADVISER]

Attest:                                         By:----------------
         --------------------------             Name:
Name:                                           Title:
Title:



[SVS Dynamic Growth Portfolio, SVS Focused Large Cap Growth Portfolio: Schedule A to the Subadvisory Agreement for the [SVS Dynamic Growth Portfolio] [SVS Focused Large Cap Growth Portfolio] (the "Series"), a series of Scudder Variable Series II (the "Trust"), made as of the [Date] between Zurich Scudder Investments, Inc. (the "Manager") and [Name of Subadviser] (the "Subadviser")


FEE SCHEDULE

As compensation for its services described herein, the Subadviser shall receive from the Manager a monthly fee based on a percentage of the average daily net assets of the Series calculated according to the following annualized fee schedule:

Net Assets                                                      Annualized Rate
On the first $--- million                                       0.    %
                                                                  ----
On the next $--- million                                        0.    %
                                                                  ----
On amounts over $--- million                                    0.    %
                                                                  ----

The "average daily net assets" of the Series shall be calculated at such time or times as the Board may determine in accordance with the provisions of the Investment Company Act of 1940. The value of the net assets of the Series shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the Registration Statement of the Trust. If the determination of net asset value does not take place for any particular day, for the purposes of this Schedule A, the net asset value shall be deemed to be the net asset value determined as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computation. If the Series determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Schedule A. Fees are charged monthly in arrears based on one-twelfth of the annual fee rate. Fees shall be prorated appropriately if the Subadviser does not perform services pursuant to this Subadvisory Agreement for a full month.]

                     Schedule A to the Subadvisory Agreement
               for the [Name of Fund] (the "Series"), a series of
        Scudder Variable Series II (the "Trust"), made as of the [Date]
          between Deutsche Investment Management, Inc. (the "Manager")
                   and [Name of Subadviser] (the "Subadviser")


                                  FEE SCHEDULE

[Growth Opportunities Portfolio and Growth and Income Portfolio: As compensation for its services described herein, the Subadviser shall receive from the Manager a monthly fee based on a percentage of the average daily net assets of the Series calculated according to the following annualized fee schedule:

As compensation for its services described herein, Subadviser shall receive from the Manager a monthly fee based on a percentage of the combined average daily net assets of the two Series, calculated as the product of (a) the monthly fee determined on the basis of the combined average daily net assets of the two Series as provided in the schedule below, and (b) the quotient of (i) average daily net assets of the Series for the period in question divided by (ii) the combined average daily net assets of the two Series for such period.]

Net Assets                                                    Annualized Rate
On the first $--- million                                     0.    %
                                                                ----
On the next $--- million                                      0.    %
                                                                ----
On amounts over $--- million                                  0.    %
                                                                ----

The "average daily net assets" of the Series shall be calculated at such time or times as the Board may determine in accordance with the provisions of the Investment Company Act of 1940. The value of the net assets of the Series shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the Registration Statement of the Trust. If the determination of net asset value does not take place for any particular day, for the purposes of this Schedule A, the net asset value shall be deemed to be the net asset value determined as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computation. If the Series determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Schedule A. Fees are charged monthly in arrears based on one-twelfth of the annual fee rate. Fees shall be prorated appropriately if the Subadviser does not perform services pursuant to this Subadvisory Agreement for a full month.]

{Scudder Focus Value + Growth Portfolio: As compensation for its services described herein, the Subadviser shall receive from the Manager a monthly fee based on a percentage of the combined average daily net assets of the Fund Account and the Fund Account referred to in the Subadvisory Agreement made as of the 11th day of June, 2001, between the Manager and the Subadviser relating to the Scudder Focus Value Plus Growth Fund (the "Scudder Focus Value Plus Fund Account") calculated as the product of (a) the monthly fee determined on the basis of the combined average daily net assets of the Fund Account and the Scudder Focus Value Plus Fund Account as provided in the schedule below, and (b) the quotient of (i) average daily net assets of the Fund Account for the period in question divided by (ii) the combined average daily net assets of the Fund Account and of the Scudder Focus Value Plus Fund Account for such period.


Net Assets                                           Annualized Rate

$0 - $100 million                                    0.45 of 1%

$100 - 500 million                                   0.40 of 1%

$500 - 1 billion                                     0.35 of 1%

$1 - 2 billion                                       0.30 of 1%

$2 billion +                                         0.25 of 1%



* Combined net assets of the Fund Account and the Scudder Focus Value Plus Fund Account


The "average daily net assets" of the Fund Account and the Scudder Focus Value Plus Fund Account shall be calculated at such time or times as the Board may determine in accordance with the provisions of the Investment Company Act of 1940. The value of the net assets of the Fund Account and the Scudder Focus Value Plus Fund Account shall always be determined pursuant to the applicable provisions of the applicable Declaration of Trust and Registration Statement. If the determination of net asset value does not take place for any particular day, for the purposes of this Schedule A, the net asset value shall be deemed to be the net asset value determined as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computation. If the Series determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purpose of this Schedule A. Fees are charged monthly in arrears based on one-twelfth of the annual fee rate. Fees shall be prorated appropriately if the Subadviser does not perform services pursuant to this Subadvisory Agreement for a full month.}

                                    Exhibit D

        Information Regarding Other Funds Advised or Subadvised by DeAMIS


                                                              Advisory Fee
Name of Fund                         Net Assets as of         (% of average
                                     December 31, 2001        daily net assets)
------------                         -----------------        -----------------

International Select Equity Fund     $258,283,127.47          0.70%

Emerging Markets Debt Fund           $74,401,141.11           1.00%

Emerging Markets Equity Fund         $122,395,262.20          1.00%

                                    Exhibit E

       Information Regarding Other Funds Advised or Subadvised by INVESCO



                                         Net Assets as of             Advisory Fee
Name of Fund                             December 31, 2001            (% of average daily net assets)
------------                             -----------------            -------------------------------



INVESCO Dynamics Fund                    $6,267,629,000               0.60% to $350 million
                                                                      0.55% next $350 million
                                                                      0.50% from $700 million
                                                                      0.45% from $2 billion
                                                                      0.40% from $4 billion
                                                                      0.375% from $6 billion and
                                                                      0.35% over $8 billion

INVESCO VIF-Dynamics Fund                $189,225,000                 0.75%

INVESCO Mid-Cap Growth Fund              $8,366,000                   1.00%

Manufacturers Investment Trust - Mid     $31,590,000                  0.50% to $50 million

Cap Growth Trust                                                      0.475% $200 million
                                                                      0.45% next $250 million
                                                                      0.425% over $500 million

North American INVESCO Mid- Cap Growth   $29,201,000                  0.550% to $50 million
Fund                                                                  0.500% next $50 million
                                                                      0.450% next $150 million
                                                                      0.400% next $250 million
                                                                      0.350% over $500 million



                                    Exhibit F

         Information Regarding Other Funds Advised or Subadvised by EAM


                      Net Assets                Advisory Fee
Name of Fund          as of [recent date]       (% of average daily net assets)
------------          -------------------       -------------------------------

                                   Appendix 1

                          Information Regarding Scudder

         Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

         As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as trustee of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

         On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

         The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

Directors and Officers of Scudder

          Steven M. Gluckstern, 105 East 17th Street, Fourth Floor, New York, New York 10003. Chairman of the Board and Director, Scudder. Chief Executive Officer, Zurich Global Assets LLC.

          Edmond D. Villani, 345 Park Avenue, New York, New York 10154. President, Chief Executive Officer and Director, Scudder. Managing Director, Scudder.

          Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154. General Counsel, Chief Compliance Officer and Secretary, Scudder. Managing Director, Scudder.

          Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief Investment Officer, Scudder. Managing Director, Scudder.

          Chris C. DeMaio, 345 Park Avenue, New York, New York 10154. Treasurer, Scudder. Managing Director, Scudder.

          Nicholas Bratt, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

          Lynn S. Birdsong, 345 Park Avenue, New York, New York, 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

          Laurence W. Cheng, 54 Thompson Street, New York, New York 10012. Mythenquai 2, P.O. Box CH-8022, Zurich, Switzerland. Director, Scudder. Chairman and Chief Executive Officer, Capital Z Management LLC.

          Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles, California 90010. Director, Scudder. Chairman of the Board, President and Chief Executive Officer, Farmers Group, Inc.

          Gunther Gose, Mythenquai 2, P.O. Box CH-8022, Zurich, Switzerland. Director, Scudder. Chief Financial Officer, Zurich Financial.

          Appendix 10 includes information regarding each officer of the Trust who is associated with Scudder.

         Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to become Chairman of Deutsche Asset Management. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the New Investment Management Agreements or on its ability to operate its businesses in a manner consistent with its current practices.

         Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Mr. Birdsong. [In addition, Messrs. Villani, Bratt and Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Kemper Investments Supplemental Profit Sharing Plan (collectively, the "Plans"). Pursuant to the terms of each Plan, upon consummation of the Transaction, the respective accounts of each participant in the Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.]

         Scudder also informed the Portfolios that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates) securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.

                                   Appendix 2

                       Proposed Portfolio Manager Changes


     Below is a table that shows, as of [February 4], 2002, the anticipated changes to the lead portfolio management of the Funds after the Transaction. The information contained in the table is subject to change prior to or following the close of the Transaction. Shareholders of a Fund will be notified following a change in their Fund's lead portfolio manager(s).

                                                 Lead Portfolio Managers            Lead Portfolio Managers after the
                  Fund                           as of December 31, 2001                      Transaction
                  ----                                  ---------                              -----------

Scudder International Research Portfolio  Elizabeth Van Caloen, Ahmad Zuaiter,    Irene T. Cheng
                                          Alicia Damley

Scudder New Europe Portfolio              Carol L. Franklin                       Alexander Black

Scudder Strategic Income Portfolio        J. Patrick Beimford, Jan C. Faller      Greg Boal, Jan C. Faller



                                   Appendix 3

                          Fees to SFAC, [STC,] and SDI



                                                                                      [Aggregate    Aggregate
                                                       Fiscal      Aggregate Fee       Fee           Fee
                      Fund                              Year       to SFAC             to STC]       to SDI




Scudder International Research Portfolio              12/31/01     $               $                $
Scudder New Europe Portfolio                          12/31/01     $               $                $
Scudder Strategic Income Portfolio                    12/31/01     $               $                $
SVS Dynamic Growth Portfolio                          12/31/01     $               $                $
SVS Focused Large Cap Growth Portfolio                12/31/01     $               $                $


                                 Appendix 4

                      Fund Management Fee Rates, Net Assets
                          and Aggregate Management Fees

                                                                                                                   Aggregate
                                                                         Management                            Management Fee
Fund                                      Fiscal Year  Net Assets         Fee Rate                                    Paid
----                                                   ----------         --------                                    ----



Scudder International Research Portfolio  12/31/01     $ 121,138,031      0.750% of average daily net assets   $

Scudder New Europe Portfolio              12/31/01     $ 23,171,630       1.000% to $250 million               $
                                                                          0.950% next $500 million
                                                                          0.900% next $750 million
                                                                          0.850% next $1.5 billion
                                                                          0.800% thereafter

Scudder Strategic Income Portfolio        12/31/01     $ 20,730,677       0.650% of average daily net assets   $

SVS Dynamic Growth Portfolio              12/31/01     $ 23,172,231       1.00% to $250 million                $
                                                                          0.975% next $250 million
                                                                          0.950% next $500 million
                                                                          0.925% next $1.5 billion
                                                                          0.900% thereafter

SVS Focused Large Cap Growth Portfolio    12/31/01     $ 60,107,695       0.950% to $250 million               $
                                                                          0.925% next $250 million
                                                                          0.900% next $500 million
                                                                          0.875% next $1.5 billion
                                                                          0.85% thereafter



* The management fee rates shown are for each Fund's most recently completed fiscal year, unless otherwise noted. + Aggregate management fees disclosed in this table may include fees paid to successors and affiliates of Scudder.

[++] [After waiver and/or expense limitations.]

[#] [Under the New Investment Management Agreement between [Deutsche Investment Management, Inc.] and Scudder S&P 500 Stock Fund, the management fee rate will be .]

                                   Appendix 5

               Dates Relating to Investment Management Agreements


                                                                       Current
                                                                     Investment       New Investment
                                               Date of Current       Management         Management       Termination Date
                                                 Investment        Agreement Last       Agreement       (Unless Continued)
                                                 Management          Approved By       Approved By      For New Investment
                                                  Agreement         Shareholders         Trustees      Management Agreement
                   Fund



Scudder International Research Portfolio           9/7/98             12/16/98            2/4/02             9/30/02
Scudder New Europe Portfolio                       9/7/98             12/16/98            2/4/02             9/30/02
Scudder Strategic Income Portfolio                 9/7/98             12/16/98            2/4/02             9/30/02
SVS Dynamic Growth Portfolio                       5/1/01              5/1/01             2/4/02             9/30/02
SVS Focused Large Cap Growth Portfolio            10/29/99            10/29/99            2/4/02             9/30/02


                                   Appendix 6

                        Directors and Officers of INVESCO

Following are the names and principal occupations of each director and principal executive officer of INVESCO. Each person's address, as it relates to his or her duties at INVESCO, is 4350 South Monaco Street, Denver, CO 80237.



                                                                                Principal Occupation and Affiliation
Name                                     Position with INVESCO                  with INVESCO
----                                     ---------------------                  ------------


Mark H. Williamson                       Chairman & Officer                     Chairman of the Board & Chief
                                                                                Executive Officer

Raymond R. Cunningham                    Officer & Director                     President & Chief Operating Officer

Stacie L. Cowell                         Officer                                Senior Vice President

William J. Galvin, Jr.                   Officer & Director                     Senior Vice President & Assistant
                                                                                Secretary
Mark D. Greenberg                        Officer                                Senior Vice President

Ronald L. Grooms                         Officer & Director                     Senior Vice President & Treasurer

Brian B. Hayward                         Officer                                Senior Vice President

Richard W. Healey                        Officer & Director                     Senior Vice President

Patricia F. Johnston                     Officer                                Senior Vice President

William R. Keithler                      Officer                                Senior Vice President

Thomas A. Kolbe                          Officer                                Senior Vice President

Trent E. May                             Officer                                Senior Vice President

Charles P. Mayer                         Officer                                Senior Vice President

Timothy J. Miller                        Officer & Director                     Senior Vice President & Chief
                                                                                Investment Officer
Laura M. Parsons                         Officer                                Senior Vice President

Glen A. Payne                            Officer                                Senior Vice President, Secretary &
                                                                                General Counsel
Gary J. Rulh                             Officer                                Senior Vice President

John S. Segner                           Officer                                Senior Vice President

Marie E. Aro                             Officer                                Vice President

Jeffrey R. Botwinick                     Officer                                Vice President

Michael K. Brugman                       Officer                                Vice President

Michael D. Cobinachi                     Officer                                Vice President

Glen D. Cohen                            Officer                                Vice President

Rhonda Dixon-Gunner                      Officer                                Vice President

Delta L. Donohue                         Officer                                Vice President

James B. Duffy                           Officer                                Vice President

Harvey I. Fladeland                      Officer                                Vice President

Linda J. Gieger                          Officer                                Vice President

Richard R. Hinderlie                     Officer                                Vice President

Stuart A. Holland                        Officer                                Vice President

Thomas M. Hurley                         Officer                                Vice President

Brian A. Jeffs                           Officer                                Vice President

Campbell C. Judge                        Officer                                Vice President

Joseph J. Klauzer                        Officer                                Vice President

Peter M. Lovell                          Officer                                Vice President

Matthew W. Lowell                        Officer                                Vice President

James F. Lummanick                       Officer                                Vice President & Chief Compliance
                                                                                Officer
Thomas A. Mantone, Jr.                   Officer                                Vice President

George A. Matyas                         Officer                                Vice President

Corey M. McClintock                      Officer                                Vice President

Douglas J. McEldowney                    Officer                                Vice President

Frederick R. (Fritz) Meyer               Officer                                Vice President

Stephen A. Moran                         Officer                                Vice President

Jeffrey G. Morris                        Officer                                Vice President

Donald R. Paddack                        Officer                                Vice President

Thomas E. Pellowe                        Officer                                Vice President

Dean C. Phillips                         Officer                                Vice President

Pamela J. Piro                           Officer                                Vice President & Assistant Treasurer

John D. Raring                           Officer                                Vice President

Sean F. Reardon                          Officer                                Vice President

Dale A. Reinhardt                        Officer                                Vice President

Louis H. Reynolds                        Officer                                Vice President

Anthony R. Rogers                        Officer                                Vice President

Thomas R. Samuelson                      Officer                                Vice President

James B. Sandidge                        Officer                                Vice President

Thomas H. Scanlan                        Officer                                Vice President

Reagan A. Shopp                          Officer                                Vice President

Terri B. Smith                           Officer                                Vice President

John T. Treder                           Officer                                Vice President

Tane T. Tyler                            Officer                                Vice President & Assistant General
                                                                                Counsel
Thomas R. Wald                           Officer                                Vice President

Jim R. Webb                              Officer                                Vice President

Judy P. Wiese                            Officer                                Vice President & Assistant Secretary

Neil B. Wood                             Officer                                Vice President

Mark A. Ballenger                        Officer                                Assistant Vice President

Vaughn A. Greenlees                      Officer                                Assistant Vice President

Michael C. Hawn                          Officer                                Assistant Vice President

Matthew A. Kunze                         Officer                                Assistant Vice President

Michael D. Legoski                       Officer                                Assistant Vice President

David H. McCollum                        Officer                                Assistant Vice President

William S. Mechling                      Officer                                Assistant Vice President

Laurence A. Miller                       Officer                                Assistant Vice President

Craig J. St. Thomas                      Officer                                Assistant Vice President

Eric S. Sauer                            Officer                                Assistant Vice President

C. Vince Sellers                         Officer                                Assistant Vice President

Jeraldine E. Kraus                       Officer                                Assistant Secretary


                                   Appendix 7

                          Portfolio Shares Outstanding


         The table below sets forth the number of shares outstanding for each class of each Fund as of [ ], 2002.


Fund                                            Number of Shares Outstanding
----                                            ----------------------------
Scudder International Research Portfolio
Scudder New Europe Portfolio
Scudder Strategic Income Portfolio
SVS Dynamic Growth Portfolio
SVS Focused Large Cap Growth Portfolio

                                   Appendix 8

               Beneficial Owners of 5% or More of Portfolio Shares

                                   Appendix 9

            Portfolio Shares Owned by Trustees and Executive Officers


         Many of the Trustees and executive officers own shares of the series of the Trust and of other funds in the Scudder and Deutsche Bank Families of Funds, allocating their investments among such funds based on their individual investment needs. The following table sets forth, for each Trustee, the dollar range of equity securities owned in each series of the Trust owned as of [December 31, 2001]. The amount shown includes share equivalents of [certain] funds advised by Scudder in which the board member is deemed to be invested pursuant to such Fund's deferred compensation plan. [As of [December 31, 2001], no Trustee or executive officer of the Trust owned any shares of [ ].] In addition, the last row in the table represents the aggregate dollar range of equity securities owned as of [December 31, 2001] in all funds overseen or to be overseen by each Trustee in the Scudder and Deutsche Bank Families of Funds. The information as to beneficial ownership is based on statements furnished to the Trust by each Trustee and executive officer. Unless otherwise noted, each Trustee's individual shareholdings of each class of any series of the Trust constitute less than 1% of the outstanding shares of such class. Unless otherwise noted, as a group, the Trustees and executive officers of the Trust own less than 1% of the shares of each class of any series of the Trust.

SCUDDER VARIABLE SERIES II



  Names of Trustees         John W.       Lewis A.    Mark        Linda C.         Donald L.       James R.
                           Ballantine     Burnham     Casady      Coughlin         Dunaway         Edgar
Scudder International
Research Portfolio1

Scudder New Europe
Portfolio1

Scudder Strategic
Income Portfolio1

SVS Dynamic Growth
Portfolio1

SVS Focused Large Cap
Growth Portfolio1

Aggregate amount of
Fund Shares Owned




  Names of Trustees       William F.         Robert B.        Shirley D.     Fred B.     William P.     John G.
                          Glavin, Jr.         Hoffman          Peterson      Renwick     Sommers        Weithers
Scudder International
Research Portfolio1

Scudder New Europe
Portfolio1

Scudder Strategic
Income Portfolio1

SVS Dynamic Growth
Portfolio1

SVS Focused Large Cap
Growth Portfolio1

Aggregate amount of
Fund Shares Owned


--------
(1) The number of shares shown includes share equivalents of [certain] Scudder Funds in which the board member is deemed to be invested pursuant to such Funds' Deferred Compensation Plan.

                                   Appendix 10

                                    Officers


         The following persons are officers of the Trust noted in the table below:



                              Present Office with the Trust;                 Year First Became
Name (age)                    Principal Occupation or Employment(1)          an Officer(2)




Mark S. Casady ([age])        Trustee and President; Managing                1998
                              Director, Scudder; formerly,
                              Institutional Sales Manager of an
                              unaffiliated mutual fund distributor.

Linda C. Coughlin ([age])     Trustee, Vice President and                    2001
                              Chairperson; Managing Director,
                              Scudder.

Philip J. Collora ([age])     Vice President and Assistant                   1992
                              Secretary; Attorney, Senior Vice
                              President, Scudder.

Kathryn L. Quirk ([age])      Vice President; Managing Director,             1998
                              Scudder.

Richard L. Vandenberg ([age]) Vice President; Managing Director,             [   ]
                              Scudder; formerly, Senior Vice
                              President and portfolio manager with
                              an unaffiliated investment
                              management firm.

J. Patrick Beimford ([age])   Vice President; [    ], Scudder.               2001

J.C. Cabrera ([age])          Vice President; [    ], Scudder.               2000

Robert S. Cessine ([age])     Vice President; [    ], Scudder.               1996

Irene T. Cheng ([age])        Vice President; [    ], Scudder.               2000

Jan C. Faller ([age])         Vice President; [    ], Scudder.               2000

Carol L. Franklin ([age])     Vice President; [    ], Scudder.               2001

William Gadsen ([age])        Vice President; [    ], Scudder.               [   ]

Sewall Hodges ([age])         Vice President; [    ], Scudder.               2000

William E. Holzer ([age])     Vice President; [    ], Scudder.               2001

Robert L. Horton ([age])      Vice President; [    ], Scudder.               2001

Gary A. Langbaum ([age])      Vice President; [    ], Scudder.               1995

Tracy McCormick ([age])       Vice President; [    ], Scudder.               1999

Frank J. Rachwalski, Jr.      Vice President; [    ], Scudder.               1995
([age])

Harry E. Resis, Jr. ([age])   Vice President; [    ], Scudder.               1995

Thomas F. Sassi ([age])       Vice President; [    ], Scudder.               1998

Jesse Stuart ([age])          Vice President; [    ], Scudder.               [   ]

Robert D. Tymoczko ([age])    Vice President; [    ], Scudder.               2000

Linda J. Wondrack ([age])     Vice President; Managing Director,             1998
                              Scudder.

Gary French ([age])           Treasurer; [Senior Vice President],            [    ]
                              Scudder.

John R. Hebble ([age])        Assistant Treasurer; Senior Vice               1998
                              President, Scudder.

Brenda Lyons ([age])          Assistant Treasurer; Senior Vice               1998
                              President, Scudder.

Thomas Lally ([age])          Assistant Treasurer; [Senior Vice              [   ]
                              President], Scudder.

John Millette ([age])         Secretary; Vice President,                     [   ]
                              Scudder[./;     ]

Caroline Pearson ([age])      Assistant Secretary; Senior Vice               1998
                              President, Scudder; formerly,
                              Associate, Dechert Price & Rhoads
                              (law firm) 1989 to 1997.



(1) Unless otherwise stated, all of the officers have been associated with their respective companies for more than five years, although not necessarily in the same capacity.

(2) The President, Treasurer and Secretary each holds office until the first meeting of Trustees in each calendar year and until his or her successor has been duly elected and qualified, and all other officers hold office as the Trustees permit in accordance with the By-laws of the applicable Trust.